================================================================================





                            STOCK PURCHASE AGREEMENT


                                     BETWEEN


                          FIRST AVIATION SERVICES, INC.


                                       AND


                         ROLLS-ROYCE NORTH AMERICA INC.


                              --------------------



                          DATED AS OF SEPTEMBER 9, 1999







================================================================================


                                                 TABLE OF CONTENTS
                                                                                                                Page
                                                                                                                ----
ARTICLE I             SALE AND PURCHASE OF SHARES................................................................1

         Section 1.1       Sale and Purchase of Shares...........................................................1

ARTICLE II            PURCHASE PRICE AND PAYMENT.................................................................1

         Section 2.1       Amount of Purchase Price..............................................................1

         Section 2.2       Adjustment of Purchase Price..........................................................1

         Section 2.3       Payment of Purchase Price.............................................................3

ARTICLE III           CLOSING AND TERMINATION....................................................................4

         Section 3.1       Closing Date..........................................................................4

         Section 3.2       Transactions on the Closing Date......................................................4

         Section 3.3       Termination of Agreement..............................................................4

         Section 3.4       Procedure Upon Termination............................................................5

         Section 3.5       Effect of Termination.................................................................5

ARTICLE IV            REPRESENTATIONS AND WARRANTIES OF THE SELLER...............................................5

         Section 4.1       Organization and Good Standing........................................................5

         Section 4.2       Authorization of Agreement............................................................6

         Section 4.3       Capitalization........................................................................6

         Section 4.4       Subsidiaries..........................................................................7

         Section 4.5       Corporate Records.....................................................................7

         Section 4.6       Conflicts; Consents of Third Parties..................................................7

         Section 4.7       Ownership and Transfer of Shares......................................................8

         Section 4.8       Financial Statements..................................................................8

         Section 4.9       No Undisclosed Liabilities............................................................9

         Section 4.10      Absence of Certain Developments.......................................................9

         Section 4.11      Taxes................................................................................11

         Section 4.12      Real Property........................................................................13

         Section 4.13      Intellectual Property................................................................15

         Section 4.14      Contracts............................................................................16

         Section 4.15      Employee Benefits....................................................................18

         Section 4.16      Labor................................................................................21

         Section 4.17      Litigation...........................................................................21

         Section 4.18      Compliance with Laws; Permits........................................................21


                                                         i


                                                 TABLE OF CONTENTS
                                                    (continued)

                                                                                                                Page
                                                                                                                ----
         Section 4.19      Environmental Matters................................................................21

         Section 4.20      Insurance............................................................................22

         Section 4.21      Financial Advisors...................................................................23

         Section 4.22      Accounts Receivable..................................................................23

         Section 4.23      Affiliate Interests..................................................................23

         Section 4.24      Pending FAA Enforcement Action and Regulatory Compliance.............................24

         Section 4.25      No Material Change...................................................................24

         Section 4.26      Personal Property....................................................................24

         Section 4.27      Inventory............................................................................25

         Section 4.28      Customers, Suppliers, Distributors, etc..............................................25

         Section 4.29      Warranties of Products; Product Liability............................................25

         Section 4.30      Absence of Questionable Payments.....................................................25

         Section 4.31      Year 2000 Capability.................................................................26

         Section 4.32      Government Contracts.................................................................26

ARTICLE V             REPRESENTATIONS AND WARRANTIES OF THE PURCHASER...........................................28

         Section 5.1       Organization and Good Standing.......................................................28

         Section 5.2       Authorization of Agreement...........................................................28

         Section 5.3       Conflicts; Consents of Third Parties.................................................29

         Section 5.4       Litigation...........................................................................29

         Section 5.5       Investment Intention.................................................................29

         Section 5.6       Financial Capability.................................................................29

         Section 5.7       Financial Advisors...................................................................29

ARTICLE VI            COVENANTS AND ADDITIONAL AGREEMENTS.......................................................30

         Section 6.1       Access to Information................................................................30

         Section 6.2       Conduct of the Business Pending the Closing..........................................30

         Section 6.3       Preparation of Information Statement.................................................33

         Section 6.4       Consents.............................................................................33

         Section 6.5       Other Actions........................................................................33

         Section 6.6       Non-Solicitation; Non-Competition....................................................33



                                                        ii


                                                 TABLE OF CONTENTS
                                                    (continued)

                                                                                                                Page
                                                                                                                ----
         Section 6.7       Preservation of Records; Access and Support..........................................34

         Section 6.8       Publicity............................................................................35

         Section 6.9       Prepayment of Indebtedness and Cancellation of Affiliate Agreements..................35

         Section 6.10      Transfer of Certain Claims...........................................................35

         Section 6.11      Confidentiality......................................................................35

         Section 6.12      Regulatory Filings...................................................................36

         Section 6.13      Rights to Trade Show Space...........................................................36

         Section 6.14      Updated Schedules....................................................................36

         Section 6.15      Novation.............................................................................36

         Section 6.16      Pratt & Whitney DDOF Termination Amounts.............................................36

         Section 6.17      Designated Person for Consents.......................................................37

         Section 6.18      Executive Sale Agreement Amounts.....................................................37

ARTICLE VII           CONDITIONS TO CLOSING.....................................................................37

         Section 7.1       Conditions Precedent to Obligations of Each Party....................................37

         Section 7.2       Conditions Precedent to Obligations of the Purchaser.................................37

         Section 7.3       Conditions Precedent to Obligations of the Seller....................................39

ARTICLE VIII          INDEMNIFICATION...........................................................................39

         Section 8.1       Non-Income Tax and Non-Environmental Indemnification.................................39

         Section 8.2       Limitations on Indemnification for Breaches of Representations and Warranties,
                           Non-Income Taxes, the Lane Litigation and the Philippines Letter.....................41

         Section 8.3       Environmental Indemnification and Limitation Thereof.................................42

         Section 8.4       Non-Tax Indemnification Procedures...................................................43

         Section 8.5       Income Tax Indemnification and Other Tax Matters.....................................46

         Section 8.6       Tax Treatment of Indemnity Payments..................................................51

         Section 8.7       Computation of Losses; Disputes......................................................51

         Section 8.8       Indemnification as Sole Remedy.......................................................52

         Section 8.9       Certain Additional Limitations on Indemnification....................................52



                                                        iii


                                                 TABLE OF CONTENTS
                                                    (continued)

                                                                                                                Page
                                                                                                                ----
ARTICLE IX            MISCELLANEOUS.............................................................................52

         Section 9.1       Certain Definitions..................................................................52

         Section 9.2       Survival of Representations and Warranties...........................................56

         Section 9.3       Expenses.............................................................................57

         Section 9.4       Specific Performance.................................................................57

         Section 9.5       Further Assurances...................................................................57

         Section 9.6       Entire Agreement; Amendments and Waivers.............................................57

         Section 9.7       GOVERNING LAW........................................................................57

         Section 9.8       Dispute Resolution...................................................................58

         Section 9.9       Table of Contents and Headings.......................................................58

         Section 9.10      Notices..............................................................................58

         Section 9.11      Severability.........................................................................59

         Section 9.12      Binding Effect; Assignment...........................................................59

         Section 9.13      Construction.........................................................................60

         Section 9.14      Incorporation of Exhibits and Schedules..............................................60


                            STOCK PURCHASE AGREEMENT

        STOCK PURCHASE AGREEMENT, dated as of September 9, 1999 (the "Agreement"), between FIRST AVIATION SERVICES, INC., a Delaware corporation (the "Seller") and ROLLS-ROYCE NORTH AMERICA INC., a Delaware corporation (the "Purchaser").

                              W I T N E S S E T H:

         WHEREAS, the Seller owns an aggregate of 551,000 shares of common stock, $.01 par value (the "Shares"), of NATIONAL AIRMOTIVE CORPORATION, a California corporation (the "Company"), which Shares constitute all of the issued and outstanding shares of capital stock of the Company;

         WHEREAS, the Seller desires to sell to the Purchaser, and the Purchaser desires to purchase from the Seller, the Shares for the purchase price and upon the terms and conditions set forth in this Agreement; and

         WHEREAS, certain terms used in this Agreement are defined in
Section 9.1;

         NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements contained in this Agreement, the parties hereby agree as follows:

                                   ARTICLE I

                           SALE AND PURCHASE OF SHARES
                           ---------------------------

         Section 1.1 Sale and Purchase of Shares. Upon the terms and subject to the conditions contained in this Agreement, on the Closing Date, the Seller shall sell, assign, transfer, convey and deliver to the Purchaser, and the Purchaser shall purchase from the Seller, the Shares.

                                   ARTICLE II

                           PURCHASE PRICE AND PAYMENT
                           --------------------------

         Section 2.1 Amount of Purchase Price. The purchase price for the Shares shall be an amount equal to $73,000,000, subject to post-closing adjustment pursuant to Section 2.2 (as adjusted, the "Purchase Price"). The Purchase Price shall be payable as provided in Section 2.3. All amounts set forth in this Agreement shall be in U.S. Dollars, unless otherwise stated.

         Section 2.2 Adjustment of Purchase Price.

              (a) The Purchase Price shall be adjusted as follows:

                   (i) For purposes hereof, "Final Net Assets" shall mean the total assets of the Company less the total liabilities of the Company, as reflected in the Final Balance Sheet referred to in Section 2.2(b). "Target Net Assets" shall mean $49,311,000.

                   (ii) If the amount of the Final Net Assets determined in accordance with this Section is less than the Target Net Assets, the Purchase Price shall be decreased by an amount equal to the difference between the Final Net Assets and the Target Net Assets; provided, however, that the amount of any adjustment that would decrease the Purchase Price to an amount less than $70,000,000 shall be disregarded.

                   (iii) If the amount of the Final Net Assets is greater than the Target Net Assets, the Purchase Price shall be increased by an amount equal to the difference between the Final Net Assets and the Target Net Assets; provided, however, that the amount of any adjustment that would increase the Purchase Price to an amount greater than $76,000,000 shall be disregarded.

              (b) The Final Net Assets shall be determined as of the close of business on the day immediately preceding the day of the Closing (the "Determination Time") on the basis of the balance sheet of the Company as of the Determination Time (the "Final Balance Sheet"). The Final Balance Sheet shall be prepared by the Seller in accordance with U.S. generally accepted accounting principles ("GAAP") as supplemented by the principles set forth in Schedule 2.2 (the "Accounting Principles") and shall be reported upon by Ernst & Young LLP; provided, however, that should Ernst & Young LLP be unable or unwilling to provide the report described above, the Seller shall promptly engage another independent public accounting firm of national reputation (the "Alternate Firm") to provide such report, or the Seller and the Purchaser may agree to the amount of Final Net Assets and the amount of any required adjustment to the Purchase Price as contemplated by this Section 2.2. Ernst & Young LLP or the Alternate Firm, as the case may be, shall hereinafter be referred to as the "Auditor". The Seller shall be responsible for the fees and expenses of the Auditor.

              (c) The Seller shall use its best efforts to deliver to the Purchaser the Final Balance Sheet within sixty (60) days after the Closing (or, in the event the Auditor is the Alternate Firm, within sixty (60) days after the Alternate Firm is engaged), together with a report of the Auditor thereon (i) setting forth the amount of Final Net Assets reflected in the Final Balance Sheet, (ii) stating that (y) the examination has been made in accordance with generally accepted auditing standards, and (z) the Final Balance Sheet has been prepared in conformity with the Accounting Principles, and (iii) setting forth the amount of any required adjustment to the Purchase Price pursuant to this
Section 2.2. The Purchaser and the Seller shall take such actions as are necessary to cause the Auditor's report on the Final Balance Sheet to be performed expeditiously. During the period from the Closing Date (as defined in Section 3.1) until the date of delivery of the Final Balance Sheet, the Purchaser shall give the Seller, the Auditor and other appropriate personnel such assistance and access to the assets and books and records of the Company as the Seller and the Auditor shall reasonably request during normal business hours in order to enable them to prepare and examine, respectively, the Final Balance Sheet. KPMG LLP or such other independent accounting firm engaged by the Purchaser at the Purchaser's sole expense (which shall not be the Unrelated Accounting Firm referred to below) ("Purchaser's

Auditor") shall have the opportunity to observe the taking of the inventory of the Company in connection with the preparation of the Final Balance Sheet, and to examine the work papers, schedules and other documents prepared by the Seller in connection with its preparation of the Final Balance Sheet. The Seller shall use its reasonable efforts to cause the Auditor to permit the Purchaser and the Purchaser's Auditor to examine the Auditor's work papers used in connection with its audit of the Final Balance Sheet.

              (d) Within thirty (30) days following the delivery of the Final Balance Sheet and the related report of the Auditor, the Purchaser shall deliver to the Seller a notice of acceptance (an "Acceptance Notice") or a notice of objection (an "Objection Notice") with respect to the Final Balance Sheet and related auditor's report. Such Final Balance Sheet and related auditor's report shall be final and binding on the parties if an Acceptance Notice is delivered to the Seller or if no Objection Notice is delivered to the Seller within such thirty (30) day period. Any Objection Notice shall specify in reasonable detail the items on the Final Balance Sheet disputed and shall describe in reasonable detail the basis for the objection and all information in the possession of the objecting party which forms the basis thereof, as well as the amount in dispute. If an Objection Notice is given, the parties shall consult with each other with respect to the objection. If the parties are unable to reach agreement within thirty (30) days after an Objection Notice has been given, any unresolved disputed items shall be promptly referred to an accounting firm selected by mutual agreement of the Purchaser and the Seller, or if the Purchaser and the Seller are unable to agree, PriceWaterhouse Coopers LLP (the "Unrelated Accounting Firm"). The Unrelated Accounting Firm shall be directed to render a written report on the unresolved disputed issues with respect to the Final Balance Sheet as promptly as practicable and to resolve only those issues of dispute set forth in the Objection Notice. The resolution of the dispute by the Unrelated Accounting Firm shall be final and binding on the parties. The fees and expenses of the Unrelated Accounting Firm shall be borne equally by the Seller and the Purchaser.

         Section 2.3 Payment of Purchase Price.

              (a) At the Closing, the Purchaser shall pay to the Seller an amount equal to $73,000,000 by wire transfer of immediately available funds to an account or accounts designated by the Seller in writing at least three (3) business days prior to the Closing Date.

              (b) Within two (2) business days after the Purchase Price is finally determined pursuant to Section 2.2, the Seller shall pay to the Purchaser, or the Purchaser shall pay to the Seller, as the case may be, the amount of any adjustment required.

              (c) Any payment pursuant to Section 2.3(b) shall be made by wire transfer of immediately available funds to a single account designated by the Seller or the Purchaser, as the case may be, and shall be accompanied by payment of an amount determined by computing simple interest on the amount of that payment at the rate of interest announced publicly by Chase Manhattan Bank from time to time as its "reference rate" (on the basis of a 365-day year) from the Closing Date to the date of payment(s).

                                   ARTICLE III

                             CLOSING AND TERMINATION
                             -----------------------

         Section 3.1 Closing Date. The closing of the sale and purchase of the Shares provided for in Section 1.1 (the "Closing") shall take place at 10:00 a.m. at the offices of Winthrop, Stimson, Putnam & Roberts, One Battery Park Plaza, New York, New York (or at such other place as the parties may designate in writing) on November 1, 1999 or such other date as shall be specified by the parties, which shall be no later than the second business day after the satisfaction or waiver of the conditions set forth in Article VII hereof (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions). The date on which the Closing shall be held is referred to in this Agreement as the "Closing Date".

         Section 3.2 Transactions on the Closing Date.

              (a) At the Closing, the Seller will deliver to the Purchaser each of the certificates and other documents contemplated by Section 7.2 hereof.

              (b) At the Closing, the Purchaser will deliver to the Seller (i) each of the certificates and other documents contemplated by Section 7.3 hereof and (ii) $73,000,000 by wire transfer in immediately available funds to the account or accounts designated by the Seller.

         Section 3.3 Termination of Agreement. This Agreement may be terminated prior to the Closing as follows:

              (a) at the election of the Seller or the Purchaser on or after December 15, 1999, if the Closing shall not have occurred by the close of business on such date, provided that the terminating party is not in default of any of its obligations hereunder;

              (b) by mutual written consent of the Seller and the Purchaser;

              (c) by the Seller or the Purchaser if there shall be in effect a final nonappealable Order of a Governmental Body of competent jurisdiction restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby; it being agreed that the parties hereto shall promptly appeal any adverse determination which is not nonappealable (and pursue such appeal with reasonable diligence);

              (d) by the Seller or the Purchaser, if, as a result of action or inaction by the other party, the Closing shall not have occurred on or prior to the date specified in or in accordance with Section 3.1, provided that all of the conditions to Closing set forth in Article VII are satisfied or waived on that date;

              (e) by the Purchaser, if (i) the Seller shall breach any of its representations, warranties or obligations hereunder, the Seller shall have received written notice thereof, and the Seller shall not have cured such breach on or before December 15, 1999; or (ii) if, but for the inclusion of information on an Updated Schedule, the condition precedent specified in Section 7.2(a) would not be satisfied; provided, that no termination right shall arise pursuant to this clause (ii) due to the addition of new Contracts or amendments to or terminations of existing Contracts to
Schedule 4.14, if such Contracts were not entered into, amended or terminated in violation of Section 6.2; or

              (f) by the Seller, if the Purchaser shall breach any of its representations, warranties or obligations hereunder and such breach shall not have been cured or waived and the Purchaser shall not have provided reasonable assurance that such breach will be cured on or before the Closing Date.

         Notwithstanding the foregoing, no party shall be entitled to terminate this Agreement pursuant to this Section 3.3 if such party's intentional breach of this Agreement has prevented the satisfaction of a condition. Any termination pursuant to this Section 3.3 shall be effected by a written instrument signed by the terminating parties or party, which instrument shall specify the section hereof pursuant to which this Agreement is being terminated.

         Section 3.4 Procedure Upon Termination. In the event of termination and abandonment by the Purchaser or the Seller, or both, pursuant to Section 3.3 hereof, written notice thereof shall forthwith be given to the other party or parties, and this Agreement shall terminate, and the purchase of the Shares hereunder shall be abandoned, without further action by the Purchaser or the Seller. If this Agreement is terminated as provided herein, each party shall redeliver all documents, work papers and other material of any other party relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to the party furnishing the same.

         Section 3.5 Effect of Termination. In the event that this Agreement is validly terminated as provided herein, then each of the parties shall be relieved of their duties and obligations arising under this Agreement after the date of such termination and such termination shall be without liability to the Purchaser or the Seller, except that (a) the obligations of the parties set forth in Section 6.11 and Section 9.3 shall survive any such termination and be enforceable and (b) nothing in this Section 3.5 shall relieve the Purchaser or the Seller of any liability for a breach of this Agreement.


                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE SELLER
                  --------------------------------------------

         The Seller and its Subsidiaries hereby represent and warrant to the Purchaser that:

         Section 4.1 Organization and Good Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now conducted. The Company is duly qualified or authorized to do business as a foreign corporation and is in good standing under the laws of each jurisdiction in which it owns or leases real property and each other jurisdiction in which the conduct of its business or the ownership of its properties requires such qualification or authorization, with such exceptions as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         Section 4.2 Authorization of Agreement.

              (a) The Seller has all requisite power, authority and legal capacity to execute and deliver this Agreement and each other agreement, document, or instrument or certificate to be executed by the Seller in connection with the consummation of the transactions contemplated by this Agreement (the "Seller Documents"), and to consummate the transactions contemplated hereby and thereby. This Agreement has been, and each of the Seller Documents will be at or prior to the Closing, duly and validly executed and delivered by the Seller and (assuming the due authorization, execution and delivery by the other parties hereto and thereto) this Agreement constitutes, and each of the other Seller Documents when so executed and delivered will constitute, legal, valid and binding obligations of the Seller, enforceable against the Seller in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

              (b) The Board of Directors of the Seller, by resolutions duly adopted at a meeting duly called and held has unanimously (i) determined that this Agreement, the sale of the Shares and the other transactions contemplated hereby are advisable and in the best interests of the Seller and its stockholders and (ii) approved this Agreement, the sale of the Shares and the other transactions contemplated hereby. Such resolutions have not subsequently been rescinded or modified in any way.

              (c) The holders of a majority of the shares of the Seller's common stock entitled to vote thereon have taken action by written consent to approve this Agreement and the transactions contemplated hereby. No other vote is required by the holders of any class of the capital stock of the Seller or the Company to approve this Agreement and the transactions contemplated hereby.

         Section 4.3 Capitalization.

              (a) The authorized capital stock of the Company consists of 25,000,000 shares of Common Stock, par value $.01 per share (the "Common Stock") and 5,000,000 shares of Preferred Stock, par value $0.01 per share (the "Preferred Stock"). As of the date hereof, there are 551,000 shares of Common Stock issued and outstanding and no shares of Common Stock are held by the Company as treasury stock. As of the date hereof, there are no shares of Preferred Stock issued and outstanding or held by the Company as treasury stock. All of the issued and outstanding shares of Common Stock are owned by the Seller and were duly authorized for issuance and are validly issued, fully paid and non-assessable.

              (b) There is no existing option, warrant, call, right, commitment or other agreement of any character to which the Seller or the Company is a party requiring, and there are no securities of the Company outstanding which upon conversion or exchange would require, the issuance, sale or transfer of any additional shares of capital stock or other equity securities of the Company or other securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase shares of capital stock or other equity securities of the Company. Neither the Seller nor the Company is a party to any voting trust or other voting agreement with respect to any of the shares of Common Stock or to any agreement relating to the issuance, sale, redemption, transfer or other disposition of the capital stock of the Company other than this Agreement.

         Section 4.4 Subsidiaries. Except as set forth on Schedule 4.4, the Company has no Subsidiaries and does not own, directly or indirectly, any capital stock or other equity securities of any corporation or have any direct or indirect equity or ownership interest, including interests in partnerships and joint ventures, in any Person. Schedule 4.4 sets forth the name, jurisdiction of incorporation, authorized capitalization and share ownership of each direct or indirect Subsidiary of the Company and the jurisdictions in which each Subsidiary is qualified to do business. Except as set forth in Schedule 4.4, all of the outstanding capital stock of each Subsidiary is owned by the Company or its Subsidiaries free and clear of all encumbrances except for restrictions on transfer under federal and state securities laws. All such shares of capital stock of each Subsidiary have been validly issued and are fully paid and nonassessable. There are no outstanding options, warrants or other rights of any kind to acquire any additional shares of capital stock of any Subsidiary or securities convertible into or exchangeable for, or which otherwise confer on the holder thereof any right to acquire, any such additional shares, nor is any Subsidiary obligated to issue any such option, warrant, right or security. Except as set forth in Schedule 4.4, there are no agreements relating to the voting of, or obligating the Seller, the Company, or any of their respective Subsidiaries to purchase or sell, capital stock of any Subsidiary or of any partnership or joint venture interest held by any Subsidiary.

         Section 4.5 Corporate Records.

              (a) The Seller has delivered to the Purchaser true, correct and complete copies of the certificate of incorporation (certified by the Secretary of State or other appropriate official of the state of California) and by-laws (certified by the secretary, assistant secretary or other appropriate officer) of the Company.

              (b) The minute books of the Company previously made available to the Purchaser contain complete and accurate records of all meetings and accurately reflect all other corporate action of the stockholders and board of directors (including committees thereof) of the Company. The stock certificate books and stock transfer ledgers of the Company previously made available to the Purchaser are true, correct and complete. All stock transfer taxes levied or payable with respect to all transfers of shares of the Company prior to the date hereof have been paid and appropriate transfer tax stamps affixed.

         Section 4.6 Conflicts; Consents of Third Parties.

              (a) Neither the execution and delivery by the Seller of this Agreement and the Seller Documents, the consummation of the transactions contemplated hereby or thereby, nor compliance by the Seller with any of the provisions hereof or thereof will, subject to receiving the consents referred to in Section 4.6(b), (i) conflict with, or result in the breach of, any provision of the certificate of incorporation or by-laws or comparable organizational documents of the Seller or its Subsidiaries, (ii) conflict with, violate, result in the breach or termination of, or constitute a default under, any Permit, note, bond, mortgage, deed of trust, indenture, lease, license, shareholders' agreement or partnership agreement to which the Company or any of its Subsidiaries is a party or by which they or any of their properties or assets is bound, (iii) result in the creation of any Lien (other than Permitted Exceptions) upon the properties or assets of the Company and its Subsidiaries,
(iv) conflict with or violate any statute, rule, regulation, judgement, order, writ, injunction or decree of any Governmental Body, administrative agency, arbitration panel or authority applicable to the Company or any of its Subsidiaries, or (v) conflict with, violate, result in the breach or termination of, or constitute a default under any Contract required to be disclosed on
Schedule 4.14.

              (b) Except for the novation of any Government Contract, filings as may be required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") and the voluntary notice to be filed under Section 721 of the Defense Production Act of 1950, as amended by Section 5021 of the Omnibus Trade and Competitiveness Act of 1988 (the "Exon-Florio Amendment"), and except as otherwise set forth on Schedule 4.6, no consent, waiver, approval, Order, Permit or authorization of, or declaration or filing with, or notification to, any Person or Governmental Body and no consent under any Permit or any Contract required to be disclosed on Schedule 4.14 is required on the part of the Seller, the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement or the Seller Documents, or the compliance by the Seller, the Company and its Subsidiaries with any of the provisions hereof or thereof.

         Section 4.7 Ownership and Transfer of Shares. The Seller is the record and beneficial owner of the Shares, free and clear of any and all Liens. The Seller has the power and authority to sell, transfer, assign and deliver such Shares as provided in this Agreement, and such delivery will convey to the Purchaser good and marketable title to such Shares, free and clear of any and all Liens.

         Section 4.8 Financial Statements. The Seller has delivered to the Purchaser copies of the balance sheets of the Company and its Subsidiaries as at January 31, 1997, 1998 and 1999 and the related statements of income of the Company and its Subsidiaries for the years then ended (such statements, including the related notes and schedules thereto, are referred to herein as the "Financial Statements"). Each of the Financial Statements is in conformity with the practices consistently applied by the Company, without modification of the accounting principles used in the preparation thereof, and presents fairly in all material respects the financial position, results of operations and cash flows of the Company and its Subsidiaries as at the dates and for the periods indicated in accordance with GAAP, except as set forth in Schedule 4.8.

         For the purposes hereof, the balance sheet of the Company and its Subsidiaries as at January 31, 1999 is referred to as the "Balance Sheet" and January 31, 1999 is referred to as the "Balance Sheet Date".

         Section 4.9 No Undisclosed Liabilities. Except as set forth on Schedule 4.9, or to the extent reflected on the Final Balance Sheet, (a) the Company has no indebtedness, obligations or liabilities of any kind (whether accrued, absolute, contingent or otherwise, and whether due or to become due), and there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against it giving rise to liability except in each case for (i) liabilities set forth on the face of the Balance Sheet, (ii) liabilities which have arisen after the Balance Sheet Date in the ordinary course of business consistent with past practice, (iii) liabilities that both (A) are not required to be reflected on a balance sheet prepared in accordance with GAAP and (B) would not reasonably be expected to have a Material Adverse Effect, (iv) liabilities relating to the performance of the Contracts and (v) liabilities relating to the claims described on Schedule 6.10, the PBGC Claim or any litigation involving Robert Lane and (b) none of the Company and its Subsidiaries has guaranteed any indebtedness, obligations or liabilities of any kind (whether accrued, absolute, contingent or otherwise, and whether due or to become due) of any Person.

         Section 4.10 Absence of Certain Developments. Except as contemplated by Sections 6.2, 6.5, 6.9 or 6.10 or as set forth on Schedule 4.10, since the Balance Sheet Date, and until the date hereof, the Company and its Subsidiaries have conducted their respective businesses in the ordinary course consistent with past practice and there has not been:

                   (i) any damage, destruction or loss, whether or not covered by insurance, with respect to the property and assets of the Company and its Subsidiaries having a replacement cost of more than $500,000 for any single loss or $1 million for all such losses;

                   (ii) any declaration, setting aside or payment of any dividend or other distribution in respect of any shares of capital stock of the Company or any of its Subsidiaries or any repurchase, redemption or other acquisition by the Seller or the Company or any of its Subsidiaries of any outstanding shares of capital stock or other securities of, or other ownership interest in, the Company or any of its Subsidiaries;

                   (iii) any change in the Company's accounting principles, methods (other than in the ordinary course of business), elections or policies (other than in the ordinary course of business);

                   (iv) any creation of a mortgage, pledge or Lien (other than a Permitted Exception) on any assets of the Company or any of its Subsidiaries, except, in each case, under or relating to credit facilities existing on the Balance Sheet Date;

                   (v) any purchase, sale, lease, transfer or assignment or any agreement to purchase, sell, lease, transfer or assign, any of the Company's or any of its Subsidiaries' assets, tangible or intangible, involving more than $100,000 for any single purchase, sale, lease, transfer or assignment (or agreement related to the foregoing) or $1 million for a series of such related purchases, sales, leases, transfers or assignments (or agreement related to the foregoing), except for assets acquired or sold, leased or otherwise disposed of in the ordinary course of business consistent with past practice;

                   (vi) any contract, lease, sublease, license or sublicense (or series of related contracts, leases, subleases, licenses and sublicenses) entered into by the Company or any of its Subsidiaries involving more than $100,000 except those entered into in the ordinary course of business consistent with past practice;

                   (vii) any acceleration, termination, modification or cancellation of any contract, lease, sublease, license or sublicense (or series of related contracts, leases, subleases, licenses and sublicenses) involving more than $100,000 to which the Company or any of its Subsidiaries is bound, except in the ordinary course of business consistent with past practice;

                   (viii) any capital expenditure (or series of related capital expenditures) by the Company or any of its Subsidiaries involving more than $100,000 except in the ordinary course of business consistent with past practice;

                   (ix) any capital investment in, any loan to, or any acquisition of the securities or assets of any other person (or series of related capital investments, loans, and acquisitions) by the Company or any of its Subsidiaries involving more than $100,000 except in the ordinary course of business consistent with past practice;

                   (x) any creation, incurrence, assumption or guarantee of any indebtedness for borrowed money by the Company or any of its Subsidiaries involving more than $100,000 in the aggregate except in the ordinary course of business consistent with past practice or under or relating to existing credit facilities;

                   (xi) any grant of a license or sublicense of any rights under or with respect to any Intellectual Property of the Company and its Subsidiaries;

                   (xii) any change in the articles or by-laws of the Company and its Subsidiaries;

                   (xiii) any issuance, sale or other disposition of any of the capital stock of the Company and its Subsidiaries, or grant of any options, warrants, or other rights to purchase or obtain (including upon conversion or exercise) any of the capital stock of the Company and its Subsidiaries;

                   (xiv) any loan to, or any transaction with, any of the directors, officers, or employees of the Company or any of its Subsidiaries outside the ordinary course of business giving rise to any claim or right on its part against the person or on the part of the person against the Company or any of its Subsidiaries;

                   (xv) any labor or collective bargaining agreement, written or oral, entered into, relating to the employees of the Company and its subsidiaries, or any material modification of the terms of any existing such contract or agreement, or any commitment to materially reduce the workforce of the Company and its Subsidiaries;

                   (xvi) since April 1, 1999, any increase in the compensation of any of the directors or officers of the Company or any of its Subsidiaries or any employee of the Company or any of its Subsidiaries with an annual base salary in excess of $75,000 (a "Key Employee") or any general uniform increase in the compensation of the employees of the Company or any of its Subsidiaries outside the ordinary course of business consistent with past practice;

                   (xvii) the adoption by the Company or any of its Subsidiaries of any (A) bonus, (B) profit-sharing, (C) incentive compensation, (D) pension, (E) retirement, (F) medical, hospitalization, life or other insurance or (G) severance plan;

                   (xviii) any other material change in employment terms for any of the directors or officers of the Company or any of its Subsidiaries or any Key Employee;

                   (xix) any pledge by the Company or any of its Subsidiaries to make a capital contribution to any Person other than any of its Subsidiaries outside the ordinary course of business consistent with past practice;

                   (xx) to the extent that any of the following will be binding or affect the Purchaser, the Company or any Subsidiary for any period after the Closing Date, any change in an election concerning Taxes or Tax Returns, any change in an annual accounting period, any adoption of or any change in an accounting method, any filing of an amended return, any entering into of a closing agreement with respect to Taxes, any settlement of a Tax claim or assessment, any surrender of a right to claim a refund of Taxes, any request for or receipt of a Tax ruling, or any entering into of a Tax agreement, contract, understanding, arrangement or plan; and/or

                   (xxi) any commitment by the Seller or any of its Subsidiaries to do any of the foregoing.

         Section 4.11 Taxes. Except as set forth on Schedule 4.11:

              (a) All Tax Returns required to be filed by or on behalf of the Company, each Subsidiary or any affiliated group (within the meaning of Section 1504 of the Code) of which the Company or any Subsidiary is or was a member have been filed. All such Tax Returns are true, complete and correct. All Taxes of the Company and its Subsidiaries, whether or not shown as due on such Tax Returns, have been timely paid. No agreement, waiver or other document or arrangement extending the period for assessment or collection of Taxes or for filing any Tax Return has been executed or filed with the Internal Revenue Service (the "IRS") or any other taxing authority by or on behalf of the Company or any Subsidiary on or after June 2, 1995, and neither the Company nor any Subsidiary has been requested to enter into any such agreement, waiver or other document or arrangement.

              (b) All Taxes that the Company and each Subsidiary are required by law to withhold or collect have been duly withheld or collected, and have been timely paid over to the appropriate governmental authorities to the extent due and payable.

              (c) To the Seller's best knowledge, all Income Tax Returns with respect to taxable years ending on or prior to December 31, 1994, have been examined and closed or are Tax Returns with respect to which the applicable statute of limitations, after giving effect to any extensions and waivers, has expired. All property Tax Returns with respect to taxable years ending on or prior to December 31, 1995 and all sales and use Tax Returns for the State of California with respect to taxable years ending on or prior to December 31, 1996 have been examined and closed, or are Tax Returns with respect to which the applicable statute of limitations, after giving effect to any extensions and waivers, has expired. The Seller has made available to the Purchaser complete copies of all other Tax Returns of the Company and each Subsidiary (except for the consolidated federal income tax returns that include the Company and each Subsidiary) and any audit report, request for information or documentation or any other document related to any Tax Audit or any other proceeding, issued with respect thereto.

              (d) All deficiencies asserted or assessments made as a result of any examinations by the IRS or any other taxing authority of the Tax Returns of or covering or including the Company or any Subsidiary have been fully paid, or adequately provided for in the Balance Sheet, and there are no other audits or investigations by, or proceedings with, any taxing authority in progress, nor have the Seller, the Company or any Subsidiary received any written notice from any taxing authority that it intends to conduct such an audit or investigation or initiate any such proceeding.

              (e) Neither the Company or any Subsidiary nor any other Person (including the Seller) on behalf of the Company or any Subsidiary has filed a consent pursuant to Section 341(f) of the Code (or any comparable provision of state, local or foreign law) or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by the Company or any Subsidiary. No property owned by the Company or any Subsidiary is (i) property required to be treated as being owned by another Person pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986, (ii) "tax-exempt use property" within the meaning of Section 168(h)(1) of the Code,
(iii) "tax-exempt bond financed property" within the meaning of Section 168(g) of the Code, or (iv) subject to a provision of state, local or foreign law comparable to any of the Code provisions listed in (i), (ii) or (iii) of this sentence.

              (f) The Seller is not a foreign person within the meaning of
Section 1445 of the Code.

              (g) There are no liens for any Tax on the assets of the Company or any Subsidiary except for Taxes not yet due and payable or being contested in good faith in appropriate proceedings.

              (h) Except for the Tax sharing agreement among First Equity Group Inc. and its subsidiaries dated January 1, 1995, to the Seller's best knowledge there are no Tax sharing agreements to which the Company or any Subsidiary is now a party or has since June 2, 1995 ever been a party.

              (i) Neither the Company nor any Subsidiary is a party to any agreement, contract, arrangement or plan that would result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Code Section 280G (or any comparable provision of state, local or foreign law).

              (j) Neither the Company nor any Subsidiary has agreed to make any adjustment under Code Section 481(a) (or any comparable provision of state, local or foreign law) by reason of a change in accounting method or otherwise.

              (k) Neither the Company nor any Subsidiary has been or is included in any consolidated, affiliated, combined, unitary or other similar Tax Returns that include the Seller or any affiliate of the Seller other than, as of June 2, 1995, the United States federal and State consolidated income tax returns that include the Seller.

              (l) No power of attorney is currently in effect, and, since June 2, 1995 (or to the Seller's best knowledge, at any time prior to June 2, 1995) no Tax ruling has been requested of any governmental authority, with respect to any Tax matter relating to the Company or any Subsidiary.

              (m) No foreign Subsidiary has an "investment in United States property" within the meaning of Code Section 956 in the Company or any domestic Subsidiary.

         Section 4.12 Real Property.

              (a) Schedule 4.12 sets forth a complete list of (i) all real property and interests in real property owned in fee by the Company and its Subsidiaries (individually, an "Owned Property" and collectively, the "Owned Properties"), and (ii) all real property and interests in real property leased, subleased, assigned or otherwise used or occupied by the Company and its Subsidiaries (individually, a "Leased Property" and collectively the "Leased Properties," and the Leased Properties together with the Owned Properties, being referred to herein individually as a "Company Property" and collectively as the "Company Properties"). The Company or its Subsidiaries have good and marketable fee simple title to all Owned Properties and all buildings, structures and other improvements located thereon, free and clear of all Liens of any nature whatsoever except the Permitted Exceptions (as defined in Section 9.1). The Company Properties constitute all interests in real property currently used or currently held for use in connection with the business of the Company and its Subsidiaries and which are necessary for the continued operation of the business of the Company and its Subsidiaries as the business is currently conducted. The Company or any Subsidiary, as the case may be, has a valid and enforceable and binding leasehold interest to each of the Leased Properties pursuant to the leases, subleases, assignments or other agreements listed on and attached as exhibits to Schedule 4.12 (the "Real Property Leases"), subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity), and to the Seller's best knowledge, (i) there is no default under any of the Real Property Leases by the Company or any Subsidiary, (ii) there is no default or threatened default by any other party thereto and (iii) no event has occurred that with the lapse of time or the giving of notice, or both, would constitute a default by any party thereunder. All rent and other sums and charges payable by the Company or any of its Subsidiaries as tenant thereunder are current. The Real Property Leases have not been modified or amended except as set forth on Schedule 4.12. All of the Company Properties, buildings, structures, fixtures and improvements thereon owned or leased by the Company or any Subsidiary are in good operating condition, maintenance and repair (subject to normal wear and tear) and, to the Seller's best knowledge, there are no defects with respect thereto which would impair the day-to-day use of any the Company Properties and the buildings, structures, fixtures or improvements located thereon or which would subject the Company, or any Subsidiary or the Seller to any liability under applicable Law (except Environmental Law, which is covered by Section 4.19), including any restoration or repair obligation effective upon termination of any Real Property Leases, except as set forth on Schedule 4.12. To the Seller's best knowledge, all buildings, structures, fixtures and improvements located on the Company Properties are supplied with sufficient utilities necessary to operate the business as currently conducted at each of the Company Properties.

              (b) There is no pending or, to the Seller's best knowledge, threatened, appropriation, condemnation or like proceeding affecting the Company Properties or any part thereof or of any sale or other disposition of the Company Properties or any part thereof in lieu of condemnation.

              (c) To the Seller's best knowledge, the uses for which the Company Properties are zoned do not restrict, or in any manner impair, the use of the Company Properties for current purposes of the business of the Company and its Subsidiaries and the construction of the Company Properties complies in all material respects with all applicable building and zoning codes, deed restrictions, ordinances and rules. Neither the Seller nor any of its Subsidiaries has received any notice of any violation of any applicable zoning law, relating to or affecting the Company Properties, and to the best knowledge of the Seller, no such violation exists.

              (d) To the Seller's best knowledge, the buildings and other improvements located on each of the Company Properties do not encroach on any easements or on any land not included within the boundary lines of such Company Properties and there are no neighboring improvements encroaching on such Company Properties, except for such of the foregoing as do not and will not individually or in the aggregate interfere with the current uses of such Company Properties in the business of the Company and its Subsidiaries.

              (e) To the Seller's best knowledge, the current uses of any parcel included in the Company Properties do not in any respect violate or conflict with (i) any covenants, conditions or restrictions applicable thereto to which the Company or any of its Subsidiaries is bound or (ii) the terms and provisions of any contractual obligations relating thereto to which the Company or any of its Subsidiaries is bound.

         Section 4.13 Intellectual Property.

              (a) Schedule 4.13(a) sets forth, for the Intellectual Property owned, in whole or in part, including jointly with others, by the Company or any of its Subsidiaries, a complete and accurate list, of all United States and foreign (i) patents and patent applications; (ii) Trademark registrations and applications and unregistered Trademarks; (iii) copyright registrations and applications; and (iv) domain name registrations and applications indicating for each, the applicable jurisdiction, registration number (or application number) and date issued (or date filed). The Company and each of its Subsidiaries have taken reasonable steps in accordance with normal industry practice to protect their respective rights in confidential information and Intellectual Property.

              (b) Trademarks and Patents.

                   (i) All Trademark registrations are currently in compliance with all legal requirements (including the timely post-registration filing of affidavits of use and incontestability and renewal applications) other than any requirement that, if not satisfied would not result in a cancellation of any such registration or otherwise affect the priority and enforceability of the Trademark in question.

                   (ii) The Company does not claim ownership rights under any Patents.

              (c) Software. The Software owned by the Company or any of its Subsidiaries, including, without limitation, the Software known as "CARS", was either (i) developed by employees of the Company or any of its Subsidiaries within the scope of their employment; (ii) developed by independent contractors who have assigned their rights to the Company or any of its Subsidiaries pursuant to written agreements; or (iii) otherwise acquired by the Company or a Subsidiary from a third party. Except as set forth in Schedule 4.13(c), to the Seller's best knowledge, the Software developed by the Company and its Subsidiaries does not contain any programming code, documentation or other materials or development environments that embody Intellectual Property rights of any person other than the Company or any of its Subsidiaries, except for such materials or development environments obtained by the Company or any of its Subsidiaries from other persons who make such materials or development environments generally available on non-discriminatory commercial terms. The Seller makes no representation or warranty as to the ability of the Company or its subsidiaries to use the CARS software other than at its facilities existing on the date hereof.

              (d) Domain Names. All domain name registrations of the Company or any of its Subsidiaries are currently in compliance in all material respects with all legal requirements applicable to the registration and maintenance of such domain names.

              (e) License Agreements. Schedule 4.13(e) sets forth a complete and accurate list of all license agreements granting to the Company or any of its Subsidiaries any material right to use or practice any rights under any Intellectual Property other than software commercially available to any person for a license fee of no more than $50,000 (collectively, the "IP Agreements"), indicating for each the title and the parties thereto and the annual amount of any future royalty or license fee payable thereunder. Except as set forth in
Schedule 4.13(e) there is no material outstanding or, to the Seller's best knowledge, threatened dispute or disagreement with respect to any IP Agreement.

              (f) Ownership; Sufficiency of IP Assets. The Company or one of its Subsidiaries owns or possesses adequate licenses or other rights to use, free and clear of Liens (other than Permitted Exceptions), orders and arbitration awards, all of its Intellectual Property used in its business. The Intellectual Property identified in Schedule 4.13(a), together with the Company's and its Subsidiaries' Software, Trade Secrets, domain names and unregistered copyrights and the Company's and such Subsidiaries' rights under the licenses granted to the Company or any of its Subsidiaries under the IP Agreements and the Intellectual Property commercially available, constitute all the material Intellectual Property rights used in the operation of the Company's and its Subsidiaries' business as it is currently conducted and are all the Intellectual Property rights necessary to operate such businesses after the Closing Date in substantially the same manner as such businesses have been operated by the Company and its Subsidiaries prior thereto.

              (g) No Infringement by the Company. To the Seller's best knowledge, except as set forth on Schedule 4.13(g), the products used, manufactured, marketed, sold or licensed by the Company and its Subsidiaries, and all Intellectual Property used in the conduct of the Company's and its Subsidiaries' business as currently conducted, do not infringe upon, violate or constitute the unauthorized use of any valid and enforceable rights owned or controlled by any third party, including any Intellectual Property of any third party.

              (h) Assignment; Change of Control. To the Seller's best knowledge, except as set forth in Schedule 4.13(h), the execution, delivery and performance by the Seller of this Agreement, and the consummation of the transactions contemplated hereby, will not result in the loss or impairment of, or give rise to any right of any third party to terminate or alter, any of the Company's or any of its Subsidiaries' rights to own any of its Intellectual Property or their respective rights under any IP Agreement, nor require the consent of any Governmental Authority or third party in respect of any such Intellectual Property.

         Section 4.14 Contracts. Schedule 4.14 sets forth all of the following Contracts to which the Company or any of its Subsidiaries is a party or by which it is bound (collectively, the "Contracts"):

              (a) any contract with the Seller, any Affiliate, or any current or former officer, director, agent or employee of the Seller or any of its Subsidiaries;

              (b) any executory contract reasonably expected to extend for a period more than eight months beyond the Closing Date pursuant to which the Company or any of its

Subsidiaries is required to purchase or sell a stated portion of its requirements or output from or to another party involving a future annual payment in excess of $100,000;

              (c) any contract or commitment to sell, lease or otherwise dispose of any asset of the Company or any of its Subsidiaries with a book value in excess of $100,000 or for the grant to any Person of any preferential rights to purchase any assets of the Company or any of its Subsidiaries, in each case other than in the ordinary course of business consistent with past practice;

              (d) any joint venture agreement;

              (e) any contract containing covenants of the Company or any of its Subsidiaries not to compete in any line of business or in any geographical area or covenants of any other Person not to compete with the Company or any of its Subsidiaries in any line of business or in any geographical area;

              (f) any contract relating to the acquisition by the Company or any of its Subsidiaries of any operating business or the capital stock or assets with a value in excess of $100,000 (other than purchases of inventory in the ordinary course of business) of any other Person;

              (g) any contract relating to the borrowing of money or to the guarantee in respect of indebtedness of any Person which may involve future payment in excess of $100,000 or is a mortgage, security agreement or other collateral arrangement securing indebtedness of any Person in excess of $100,000 and pursuant to which a Lien is imposed on any property or assets of the Company or any of its Subsidiaries with an aggregate value in excess of $100,000;

              (h) any contract containing any provision consisting of a swap, hedge or other similar provision;

              (i) any executory contract (other than purchase orders for the purchase or sale of parts in the ordinary course of business) involving future payment or receipt in excess of $100,000 or future performance or receipt of services or delivery or receipt of goods and materials, in each case with an aggregate value in excess of $100,000, including but not limited to sale (conditional or otherwise) and purchase agreements, distributorship agreements and loan agreements, notes, indentures, mortgages, pledge agreements and other financing documents and Government Contracts;

              (j) any lease relating to the Leased Properties;

              (k) any contract or option for the purchase or sale of any real property or interest in real property;

              (l) (i) any employment or consulting contract pursuant to which the Company or any of its Subsidiaries may reasonably be expected to make payment in excess of $75,000 in any twelve month period, (ii) any written contract or written arrangement relating to severance and/or post-termination consulting payments, or (iii) any contract or arrangement relating to the payment of annual commission in excess of $75,000;

              (m) any Intellectual Property licensing agreement involving the payment of more than $50,000 per year by or to the Company or any of its Subsidiaries; and

              (n) any contract which involves capital expenditures in excess of $100,000, individually or $200,000 in the aggregate.

         There have been made available to the Purchaser, its affiliates and their representatives true and complete copies of all of the Contracts. Except as set forth on Schedule 4.14, all of the Contracts are in full force and effect and are the legal, valid and binding obligations of the Company and its Subsidiaries, enforceable against them in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). Except as set forth on Schedule 4.14, neither the Company nor any of its Subsidiaries, with notice or lapse of time, or both, is in default in any respect under any Contracts, nor, to the best knowledge of the Seller, is any other party to any Contract in default thereunder in any respect.

         Section 4.15 Employee Benefits.

              (a) Schedule 4.15(a) sets forth a complete and correct list of (i) the name, current annual compensation rate (including bonus and commissions), title, current base salary rate, accrued bonus, accrued sick leave, accrued severance pay and accrued vacation benefits of each present employee, all as of August 28, 1999 or the date specified in such Schedule, (ii) all "employee benefit plans", as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"); (iii) all severance, retention, vacation pay, company awards, salary continuation, sick leave, deferred compensation, bonus or other incentive compensation, stock or other equity-related award, option or purchase, educational assistance, workers' compensation, or leave of absence, change of control, fringe benefits, agreements, arrangements, policies or plans; and (iv) all employment, managerial, advisory, consulting, termination, individual compensation, employee leasing or collective bargaining agreements sponsored, maintained or contributed to by the Company, any Subsidiary or any ERISA Affiliate which provides benefits to current or former employees of the Company or any of its Subsidiaries ("Employee Benefit Plans").

              (b) Except as described in Schedule 4.15(b), each of the Employee Benefit Plans and its related trust intended to qualify under Sections 401 and 501(a) of the Code, respectively ("Qualified Plans") so qualify, and, except as disclosed on Schedule 4.15(b), nothing has occurred with respect to the operation of any such Employee Benefit Plan which could cause the loss of such qualification or exemption or the imposition of any liability, penalty or tax under ERISA or the Code or would result in material costs to the Company or any of its Subsidiaries under the Internal Revenue Service's Employer's Plans Compliance Resolution System.

              (c) Except for the National Airmotive Defined Benefit Pension Plan ("Pension Plan"), neither the Company nor any of its Subsidiaries or ERISA Affiliate sponsors or maintains (or has ever sponsored or maintained) an "employee pension benefit plan" (within the meaning of Section 3(2) of ERISA) that is subject to Title IV of ERISA or to the minimum funding requirements of
Section 412 of the Code or Part 3 of Title I of ERISA. With respect to the Pension Plan:

                   (i) true, correct and complete copies of the Form 5310 and related filings with the PBGC, and copies of all other correspondence provided to or from the PBGC and plan participants under 4010, 4011, 4041, 4042 or 4043 of ERISA, or otherwise in connection with the termination of the Pension Plan, have been made available to the Purchaser; and

                   (ii) Except as disclosed on Schedule 4.15(b):

                        (A) there are no actions, suits or claims (other than
              routine claims for benefits in the ordinary course) pending, or to the Seller's best knowledge, threatened, against the Company or any of its Subsidiaries or any of their officers, directors or Key Employees (as such term is defined below) before any body with respect to any Pension Plan, and to the Seller's best knowledge, there are no facts which could give rise to any such actions, suits or claims (other than routine claims for benefits in the ordinary course); and

                        (B) ERISA, the Code and any other applicable Laws have
              been complied with in all material respects with respect to any Pension Plan.

              (d) Neither the Company nor any of its Subsidiaries or ERISA Affiliate contributes or is obligated to contribute (or has ever been obligated to contribute) to a "multiemployer plan" (within the meaning of Section 4001(a)(3) of ERISA).

              (e) There has been no violation in any material respect of ERISA or any other applicable Laws with respect to the filing of applicable returns, reports, documents and notices regarding any of the Employee Benefit Plans with the Secretary of Labor or the Secretary of the Treasury or the furnishing of such notices or documents to the participants or beneficiaries of the Employee Benefit Plans; none of the Seller, the Company, any of their Subsidiaries or any ERISA Affiliate has, with respect to any Benefit Plan, engaged in a non-exempt prohibited transaction, as such term is defined in Code Section 4975 or ERISA
Section 406; and the requirements of ERISA and all other applicable laws have been complied with in all material respects with respect to each Employee Benefit Plan.

              (f) All contributions and insurance premiums due and payable under any Employee Benefit Plan as of the date hereof have been paid when due (including permitted grace periods).

              (g) There are no actions, suits or claims (other than routine claims for benefits in the ordinary course) pending, or to the Seller's best knowledge, threatened, and to the Seller's best knowledge, there are no facts which could give rise to any such actions, suits or claims (other than routine claims for benefits in the ordinary course) with respect to any Employee Benefit Plan.

              (h) True, correct and complete copies of the following documents, with respect to each of the Employee Benefit Plans (as applicable) and copies of the most recent employee handbook of the Company or any of its Subsidiaries, if any, have been delivered or made available to the Purchaser: (A) the most recent document constituting the Employee Benefit Plan, and all amendments thereto, and any related trust documents and other funding or insurance instruments relating hereto, (B) the Forms 5500 and schedules thereto filed with the Internal Revenue Service for the past three years, (C) the financial statements and actuarial valuations for the past three years, (D) the most recent Internal Revenue Service determination letter and any outstanding request for a determination letter, (E) the most recent summary plan descriptions and all related summaries of modifications (including letters or other documents updating such descriptions), (F) written descriptions of all non-written Employee Benefit Plans, and (G) any "top hat" plan notice to the U.S. Department of Labor.

              (i) Except as set forth on Schedule 4.15(i), neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby, either alone or together with any subsequent events, will
(i) result in any payment becoming due or increase the amount of compensation due, (ii) increase any benefits otherwise payable under any Employee Benefit Plan, or (iii) result in the acceleration of the time of payment or vesting of any such benefits; in each case, in respect of any employee or former employee of the Company or any of its Subsidiaries.

              (j) No stock or other security issued by the Company or any ERISA Affiliate forms or has formed a part of the assets of any Employee Benefit Plan.

              (k) Neither the Seller nor any of its Subsidiaries provides, or is obligated to provide, any retiree life or retiree health benefits coverage (whether or not issued) to any current or former employee of the Company or any of its Subsidiaries beyond the date of his or her termination of employment or services with the Company or any of its Subsidiaries, except as may be required under Section 4980B of the Code and Part 6 of Subtitle B of Title I of ERISA and at the sole expense of the individual or the individual's beneficiary.

              (l) For each Employee Benefit Plan which is an employee welfare benefit plan (within the meaning of ERISA Section 3(1)) (a "Welfare Plan"), the following is true:

                   (i) each such Welfare Plan intended to meet the requirements for tax-favored treatment under Part III of Subchapter B of Chapter 1 of the Code meets such requirements in all material respects; and

                   (ii) each such Welfare Plan which is a "group health plan" (as such term is defined in Code Section 5000(b)(1) and ERISA Section 607(1)) complies and has complied in all material respects with the applicable requirements of Code Sections

         4980B and 9801-9806, ERISA Sections 601-734 and the applicable provisions of the Social Security Act and state law.

         Section 4.16 Labor. Neither the Company nor any of its Subsidiaries is a party to any labor or collective bargaining agreement and there are no labor or collective bargaining agreements which pertain to employees of the Company or any of its Subsidiaries. There is no labor strike, dispute, slowdown or stoppage actually pending or, to the Seller's best knowledge, threatened against the Company or any of its Subsidiaries. As of the date hereof, no labor organization or group of employees of the Company or any of its Subsidiaries has made a pending demand for recognition or certification, and within the preceding three years, there has been no representation, certification or other related proceedings, or petitions seeking a representation proceeding or other related proceeding, pending or, to the Seller's best knowledge, threatened to be brought or filed with the National Labor Relations Board or other labor relations tribunal respecting the employees of the Company or any of its Subsidiaries. As of the date hereof, to the best knowledge of the Seller, the Company and its Subsidiaries have complied with all applicable laws pertaining to the employment or termination of employment of their employees, including, without limitation, all such applicable laws relating to labor relations, equal employment opportunities, fair employment practices, prohibited discrimination and other similar employment activities and all FAA mandated employee drug and alcohol testing and record keeping programs.

         Section 4.17 Litigation. To the Seller's best knowledge, each Legal Proceeding pending or threatened against the Seller, the Company or any of its Subsidiaries or any of their officers, directors or Key Employees, in each case with respect to the Company or any of its Subsidiaries, or to which the Company or any of its Subsidiaries is otherwise a party before any court, or before any governmental department, commission, board, agency, or instrumentality is set forth in Schedule 4.17.

         Section 4.18 Compliance with Laws; Permits. Except as relates to (i) Tax laws, which are addressed in Section 4.11, (ii) laws pertaining to the employment or termination of employment, which are addressed in Section 4.16, and (iii) Environmental Laws, which are addressed in Section 4.19, as of the date hereof, the Company and its Subsidiaries are in compliance with all Laws applicable to the Company and its Subsidiaries or to the conduct of the business or operations of the Company and its Subsidiaries or the use of their properties (including any leased properties) and assets. The Company has all governmental permits, approvals and licenses from state, federal or local authorities which are required for the Company and the Subsidiaries to operate their business. A list of all Permits is set forth on Schedule 4.18.

         Section 4.19 Environmental Matters. Except as disclosed in Schedule
4.19:

              (a) neither the Company nor any of its Subsidiaries is, to the Seller's best knowledge, the subject of or threatened with any outstanding written order, civil, criminal or administrative action, suit, demand, claim, hearing, notice of violation or Contract with any governmental authority or person respecting (i) Environmental Laws, (ii) Remedial Action or (iii) any Release or threatened Release of a Hazardous Material, including any notice or order from any governmental agency or private or public entity advising it that it is responsible for or potentially responsible for Remedial Action or paying for the cost of Remedial Action of any Hazardous Materials and neither the Seller nor any of its Subsidiaries has entered into any agreements concerning such Remedial Action;

              (b) neither the Company nor any of its Subsidiaries has, to the Seller's best knowledge, received any written communication, which has not been resolved, alleging either or both that the Company or any of its Subsidiaries may be in violation of any Environmental Law or any Environmental Permit, or may have any liability under any Environmental Law;

              (c) with regard to both Company Properties and properties previously owned, operated or leased by the Company, neither the Company nor any of its Subsidiaries has, to the Seller's best knowledge, any current or contingent liability in connection with any Release of any Hazardous Materials into the environment (whether on-site or off-site) and to the Seller's best knowledge, there is no fact, circumstance or condition relating to Hazardous Materials, including any Release or Remedial Action, that could reasonably be expected to result in the Company or any of its Subsidiaries incurring liability under Environmental Law;

              (d) neither the Company nor its Subsidiaries is, to the Seller's best knowledge, subject to any pending investigation of the business, operations, or Company Properties or previously owned, operated or leased property of the Company or any of its Subsidiaries which could lead to the imposition of any liability pursuant to Environmental Law;

              (e) there is not located at any of the Company Properties, to the Seller's best knowledge, any (i) underground storage tanks, (ii) asbestos-containing material which is not in substantial compliance with Environmental Laws or (iii) equipment containing polychlorinated biphenyls which is not in substantial compliance with Environmental Laws;

              (f) the Company has obtained all Environmental Permits required for the ownership, use and operation of each of the Company Properties, all such Environmental Permits are in effect, no appeal nor any other action is pending to revoke any Environmental Permit, and the Company is in compliance with all terms and conditions of all such Environmental Permits;

              (g) the Company, each of its Subsidiaries and the Company Properties are in compliance with all Environmental Laws; and

              (h) the Seller has made available to the Purchaser true and complete copies of all environmental studies made since June 2, 1995 for or by the Seller in the custody, control or possession of the Seller and relating to the Company Properties or any other property or facility previously owned, operated or leased by the Company or any of its Subsidiaries.

         Section 4.20 Insurance. Schedule 4.20 sets forth a complete and accurate list of all policies of insurance of any kind or nature covering the Company and each Subsidiary or any of their employees, properties or assets, including, without limitation, policies of life, disability, fire, theft, workers compensation, employee fidelity, product liability and other casualty and liability insurance. All such policies are in full force and effect and neither the Seller, the

Company nor any of their Subsidiaries is in default of any provision thereof. All premiums with respect to such policies covering all periods up to and including the Closing Date have been paid, and no notice of cancellation or termination has been received with respect to any such policy. Such policies are sufficient for compliance with all requirements of law and all agreements to which the Company and each Subsidiary is a party are valid, outstanding and enforceable polices, provide adequate insurance coverage for the assets and operations of the Company and each Subsidiary, will remain in full force and effect through the respective dates set forth in Schedule 4.20 without the payment of additional premiums. No risks that are normally the subject of insurance have been designated as being self insured. None of the Seller, the Company or any of its Subsidiaries has been refused any insurance with respect to the respective assets or operation of the Company or any Subsidiary, nor has any such coverage been limited, by any insurance carrier to which the Seller, the Company or any Subsidiary has applied for any such insurance or with which the Company or any Subsidiary has carried insurance since June 2, 1995. To the Seller's knowledge, all policies listed on Schedule 4.20 will terminate as a result of the Closing.

         Section 4.21 Financial Advisors. Except for First Equity Development, Inc., no Person has acted, directly or indirectly, as a broker, finder or financial advisor for the Seller or the Company in connection with the transactions contemplated by this Agreement and no Person is entitled to any fee or commission or like payment in respect thereof. In no event shall the Company or any of its Subsidiaries be obligated to pay any such fees, commissions or like payments, including any payments owing to First Equity Development, Inc.

         Section 4.22 Accounts Receivable. The accounts receivable appearing on the Balance Sheet and all accounts receivable created since that date through the Closing Date represent and will represent valid obligations owing to the Company or the applicable Subsidiary and are fully collectible by the Company or the applicable Subsidiary, subject to the reserve for doubtful accounts appearing on the Balance Sheet, assuming that the Purchaser causes the Company to follow the same credit, surety and collection policies as are used by the Company in the ordinary course of business as conducted on the date hereof.

         Section 4.23 Affiliate Interests.

              (a) Schedule 4.23 sets forth all amounts paid (or deemed for accounting purposes to have been paid) and services provided by the Company or any Subsidiary to, or received by the Company or any Subsidiary from, any affiliate of the Company or any Subsidiary during the last fiscal year for products or services (including any charge for administrative, purchasing, financial or other services) and all such amounts currently owed by the Company or any Subsidiary to, or to the Company or any Subsidiary by, any affiliate of the Company or any Subsidiary, in each case where the amount paid or the value of the services provided exceeds $25,000.

              (b) Each contract, agreement or arrangement between the Company or any Subsidiary, on the one hand, and the Seller or any affiliate of the Seller (other than the Company or any Subsidiary) or any shareholder, officer or director of the Seller, the Company, any Subsidiary or any affiliate of the Seller, on the other hand ("Affiliate Agreements"), in each case where the amount paid or the value of the services provided exceeds $25,000 is described in Schedule 4.23(b).

              (c) Except as set forth in Schedule 4.23(b), no shareholder, officer or director of the Seller, the Company, any Subsidiary or any affiliate of the Seller has any material interest in any property, real or personal, tangible or intangible, including without limitation, inventions, patents, trademarks or trade names, used in or pertaining to the business of the Company or any Subsidiary.

         Section 4.24 Pending FAA Enforcement Action and Regulatory Compliance. Except as set forth on Schedule 4.24, to the Seller's best knowledge, there is no pending or threatened enforcement action by or on behalf of the FAA that affects or is likely to affect the ability (i) of the Company to continue to conduct its operations the manner in which they are currently conducted and (ii) of the Seller and its Subsidiaries to consummate the transactions contemplated by this Agreement. Except as set forth on Schedule 4.24, since January 1, 1998, neither the Company nor any of its Subsidiaries has received any Letter of Investigation from the FAA or Department of Transportation Office of Inspector General, Notice of Violation, Notice Of Proposed Civil Penalty, Order Assessing Civil Penalty, Compromise Order, Letter of Correction, Settlement Agreement or Opinion and Order of an Administrative Law Judge, FAA Administrator, or the National Transportation Safety Board, in each case with respect to the Company or any of its Subsidiaries. Except as set forth on Schedule 4.24, since January 1, 1998, neither the Company nor any of its Subsidiaries has submitted any self-disclosure pursuant to the FAA's Voluntary Disclosure Reporting Program for Certificate Holders (FAA Advisory Circulars 00-58 or the earlier Advisory Circular 120-56). Except as set forth on Schedule 4.24, since January 1, 1998, no governmental entity regulating the business of the Company or any of its Subsidiaries has commenced, or to the Seller's best knowledge, threatened in writing to commence, any investigation or proceeding relating to the business of the Company or any of its Subsidiaries. With respect to the period beginning on June 2, 1995 and ending on January 1, 1998, in all areas where non-compliance was identified in writing by the FAA or the Department of Transportation Office of Inspector General, the Company took appropriate corrective action to resolve any areas of non-compliance so identified.

         Section 4.25 No Material Change. Since the Balance Sheet Date no event has occurred which would constitute a Material Adverse Effect with respect to Company and its Subsidiaries as a whole.

         Section 4.26 Personal Property.

              (a) Schedule 4.26(a) sets forth, as of August 30, 1999, (i) the tangible physical assets of the Company and each Subsidiary that do not constitute real property (including machinery, equipment, tools, dies, furniture, furnishings, leasehold improvements, vehicles, buildings and fixtures) and that have a value in excess of $50,000 per item or per category of items and the location of such items; (ii) individual refundable deposits, prepaid expenses, deferred charges and "other assets" in excess of $50,000 or $100,000 in the aggregate; and (iii) all loans or advances made by the Company or any Subsidiary to any Person in excess of $50,000.

              (b) Except as set forth in Schedule 4.26(b), each of the Company and its Subsidiaries has good and valid title to all of its properties, assets and other rights that do not constitute real property, free and clear of all encumbrances (other than Permitted Exceptions). Except as set forth in Schedule 4.26(b), the Company and its Subsidiaries own, have valid leasehold interests (pursuant to leases disclosed in Schedule 4.12) in or valid contractual rights pursuant to Contracts disclosed in Schedule 4.14 or not required to be disclosed therein due to the dollar thresholds set forth in Section 4.14 to use, all of the assets, tangible and intangible, used by, or necessary for the conduct of the business of, the Company and its Subsidiaries.

              (c) The machinery, tools, equipment and other tangible physical assets of the Company and each Subsidiary (other than items of inventory) that are necessary for the conduct of the business of the Company and each Subsidiary (as such business is now being conducted) are in good working order, normal wear and tear excepted, and are in an operating condition sufficient to conduct the business of the Company and each Subsidiary as now being conducted.

         Section 4.27 Inventory. Except as set forth in Schedule 4.27, the inventories of raw materials, in-process and finished products of each of the Company and the Subsidiaries are useable, repairable or saleable in the ordinary course of business, as currently conducted by the Company and its Subsidiaries. If such inventory is sold in the ordinary course of business, such inventory is saleable for an aggregate consideration of not less than the aggregate value at which such inventory is carried on the Company's books and records. Except as set forth on Schedule 4.27, the amount and mix of items in the inventories of supplies, in-process and finished products is, and will be at the Closing Date, consistent with the Company's and the Subsidiaries' past business practices.

         Section 4.28 Customers, Suppliers, Distributors, etc. Except as set forth in Schedule 4.28, as of the date hereof, no supplier, customer, distributor or sales representative of the Company or any Subsidiary has canceled or otherwise terminated, or, to the Seller's best knowledge, made any written threat to the Company or any Subsidiary or to any of their affiliates to cancel or otherwise terminate, for any reason, including the consummation of the transactions contemplated hereby, its relationship with the Company or any Subsidiary, or has at any time on or after the Balance Sheet Date decreased its services or supplies to the Company or any Subsidiary in the case of any such supplier, distributor or sales representative, or its usage of the services or products of the Company or any Subsidiary. Except as set forth in Schedule 4.28, as of the date hereof, to the Seller's best knowledge no such supplier, customer, distributor or sales representative intends to cancel or otherwise terminate its relationship with the Company or any Subsidiary.

         Section 4.29 Warranties of Products; Product Liability. Attached hereto as Schedule 4.29(a) is a list, to the Seller's best knowledge, of all written product liability or warranty claims with respect to services or products provided by the Company and its Subsidiaries since January 31, 1998.

         Section 4.30 Absence of Questionable Payments. Since June 2, 1995 and, to the Seller's best knowledge, prior to June 2, 1995, neither the Company or any Subsidiary nor, any director, officer, agent, employee or other Person acting on behalf of the Company or any

Subsidiary, has used any corporate or other funds for unlawful contributions, payments, gifts, or entertainment, or made any unlawful expenditures relating to political activity to government officials or others or established or maintained any unlawful or unrecorded funds in violation of Section 30A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Since June 2, 1995 and, to the Seller's best knowledge, prior to June 2, 1995, neither the Company or any Subsidiary nor any current director, officer, agent, employee or other Person acting on behalf of the Company or any Subsidiary, has accepted or received any unlawful contributions, payments, gifts, or expenditures. Insofar as the obligations of the Seller under Section 13(b) of the Exchange Act relate to the Company and the Subsidiaries, the Seller is in compliance, and the books, records, accounts, and system of internal accounting controls of the Company and its Subsidiaries are in compliance, with such section.

         Section 4.31 Year 2000 Capability.

              (a) To the Seller's best knowledge, except as set forth in
Schedule 4.31(a), all of the Company's and its Subsidiaries' internal computer systems comprised of software, hardware, databases or embedded control systems (microprocessor controlled, robotic or other device) related to the Company's and its Subsidiaries' businesses (collectively, a "Business System"), that constitutes any material part of, or is used in connection with the use, operation or enjoyment of, any material tangible or intangible asset or real property of the Company and its Subsidiaries, including its accounting systems, will record, store, process and calculate and present calendar dates falling on and after December 31, 1999, and will calculate any information dependent on or relating to such dates in the same manner and with the same functionality, data integrity and performance as the products record, store, process, calculate and present calendar dates on or before December 31, 1999, or calculate any information dependent on or relating to such dates (collectively, "Year 2000 Capable"). Except as set forth in Schedule 4.31(a), to the Seller's best knowledge, the current versions of the Company's and its Subsidiaries' software and all other Intellectual Property may be used prior to, during and after December 31, 1999, such that such Software and Intellectual Property will operate prior to, during and after such time period without error caused by date data that represents or references different centuries or more than one century.

              (b) Except as set forth on Schedule 4.31(b), to the Seller's best knowledge, the conduct of the Company's business with its material customers and suppliers will not be materially adversely affected by the advent of the year 2000, the advent of the twenty-first century or the transition from the twentieth century through the year 2000 and into the twenty-first century. Except as set forth on Schedule 4.31(b), to the Seller's best knowledge, neither the Company nor any of its Subsidiaries is reasonably likely to incur material expenses arising from or relating to the failure of any of its Business Systems as a result of the advent of the year 2000, the advent of the twenty-first century or the transition from the twentieth century through the year 2000.

         Section 4.32 Government Contracts.

              (a) To the Seller's best knowledge, no suspension or debarment action has been commenced against the Company and there is no valid basis for the Company's suspension or debarment from bidding on contracts or subcontracts for any agency of the United States Government.

              (b) To the Seller's best knowledge, the Company is not now being audited or investigated by the General Accounting Office, the Defense Contract Audit Agency, the Defense Contract Administrative Service, the Department of Labor, the Environmental Protection Agency or the inspector general or auditor general or similar functionary of any agency of the United States Government or any Governmental Body (the "Investigating Agencies"), nor, to the Seller's best knowledge, has any such audit or investigation been threatened. To the Seller's best knowledge, except as set forth on Schedule 4.32, since June 2, 1995, the Company has not been audited or investigated by any Investigating Agency.

              (c) Except as set forth in Schedule 4.32, to the Seller's best knowledge, there is no current dispute (whether or not certified in accordance with the Contract Disputes Act of 1978) pending before a contracting office of, or a current claim pending against, any agency of the United States Government, relating to the Government Contracts or Current Proposals.

              (d) Except as set forth in Schedule 4.32, the Company has not, with respect to any Government Contract, or since June 2, 1995 with respect to any former contract with an agency of the United States Government, received a cure notice advising the Company that it was in default or would, if it failed to take remedial action, be in default under such contract. Except as set forth in Schedule 4.32, the Company has not, with respect to any Government Contract, or since June 2, 1995 with respect to any former contract with an agency of the United States Government, received a "show cause" order.

              (e) All amounts previously charged to or presently carried as chargeable by the Company to any Government Contract or Current Proposal have been or will be reasonable, allowable, and allocable (as such terms are defined in the Federal Acquisition Regulations) and in accordance with Government Cost Accounting Standards to each such contract or proposal.

              (f) There are no unpriced or, except as set forth on Schedule 4.32, undefinitized orders, change orders, or equitable adjustments that are likely to exceed $50,000 nor are there any provisional overhead rates in effect under the Government Contracts.

              (g) The Company has not entered into any Forward Pricing Rate Agreement under any Government Contract.

              (h) Since June 2, 1995 and, to the Seller's best knowledge, prior to June 2, 1995, the Company has fully complied with the Truth in Negotiations Act (10 U.S.C. ss. 2306a, 41 U.S.C. ss. 254(d)) and submitted where required cost or pricing data that were accurate, complete, and current. There is not and shall not be any liability attributable to cost and pricing data submitted by the Company to an agency of the United States Government as to a Government Contract or a Current Proposal.

              (i) Since June 2, 1995 and, to the Seller's best knowledge, prior to June 2, 1995, the Company has complied in all respects with the so-called procurement integrity provisions of 41 U.S.C. ss. 423 and its implementing regulations and has secured from each of its covered employees appropriate certifications concerning compliance with such provisions during any period when contractually required. No employee, agent, consultant, representative or affiliate of the Company is in receipt or possession of any competitor or government proprietary or procurement sensitive information as defined under such provisions; nor to the Seller's best knowledge is there any violation or potential violation of the aforementioned provisions by the Company or its Subsidiaries.

              (j) All items of Government Property that are not necessary for the performance of the Government Contracts have either been returned to, or declared excess by, the appropriate Governmental Body. All items of Government Property that are necessary for the performance of the Government Contracts have been used, maintained and stored in accordance with the applicable Government Contract and are currently in good repair and condition, and each such item is appropriately identified as Government Property.

              (k) Since June 2, 1995 and, to the Seller's best knowledge, prior to June 2, 1995, the Company has complied with all government cost accounting standards and has accounted for all Government Contracts in accordance with a disclosure schedule approved by the United States Government.

              (l) Schedule 4.32 includes a summary of the audits that have been conducted since January 31, 1998 of the Company's systems for performance, reliability and quality control.

                                    ARTICLE V

                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER
                 -----------------------------------------------

        The Purchaser hereby represents and warrants to the Seller that:

         Section 5.1 Organization and Good Standing. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

         Section 5.2 Authorization of Agreement. The Purchaser has full corporate power and authority to execute and deliver this Agreement and each other agreement, document, instrument or certificate to be executed by the Purchaser in connection with the consummation of the transactions contemplated hereby (the "Purchaser Documents"), and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by the Purchaser of this Agreement and each Purchaser Document have been duly authorized by all necessary corporate action on behalf of the Purchaser. This Agreement has been, and each Purchaser Document will be at or prior to the Closing, duly executed and delivered by the Purchaser and (assuming the due authorization, execution and delivery by the other parties hereto and thereto) this Agreement constitutes, and each Purchaser Document when so executed and delivered will constitute, legal, valid and binding obligations of the Purchaser, enforceable against the Purchaser in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

         Section 5.3 Conflicts; Consents of Third Parties.

              (a) Neither the execution and delivery by the Purchaser of this Agreement and of the other Purchaser Documents, nor the compliance by the Purchaser with any of the provisions hereof or thereof will (i) conflict with, or result in the breach of, any provision of the certificate of incorporation or by-laws of the Purchaser, (ii) conflict with, violate, result in the breach of, or constitute a default under any note, bond, mortgage, indenture, deed of trust, lease, license, shareholders' agreement, partnership agreement, agreement or other obligation to which the Purchaser is a party or by which the Purchaser or its properties or assets are bound; (iii) result in the creation of any Lien upon the properties or assets of the Purchaser to which the Purchaser is a party or by which its properties or assets is bound, or (iv) conflict with or violate any statute, rule, regulation, judgement, order, writ, injunction or decree of any Governmental Body, administrative agency, arbitration panel or authority.

              (b) Except for filings as may be required under the HSR Act and voluntary notice to be filed under the Exon-Florio Amendment, no consent, waiver, approval, Order, Permit or authorization of, or declaration or filing with, or notification to, any Person or Governmental Body is required on the part of the Purchaser in connection with the execution and delivery of this Agreement or the other Purchaser Documents or the compliance by the Purchaser with any of the provisions hereof or thereof.

         Section 5.4 Litigation. There are no Legal Proceedings pending or, to the best knowledge of the Purchaser, threatened that are reasonably likely to prohibit or restrain the ability of the Purchaser to enter into this Agreement or consummate the transactions contemplated hereby.

         Section 5.5 Investment Intention. The Purchaser is acquiring the Shares for its own account, for investment purposes only and not with a view to the distribution (as such term is used in Section 2(11) of the Securities Act of 1933, as amended (the "Securities Act")) thereof. The Purchaser understands that the Shares have not been registered under the Securities Act and cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available.

         Section 5.6 Financial Capability. Purchaser will have on the Closing Date sufficient funds to purchase the Shares and consummate the transactions contemplated by this Agreement.

         Section 5.7 Financial Advisors. No Person has acted, directly or indirectly, as a broker, finder or financial advisor for the Purchaser in connection with the transactions contemplated by this Agreement and no person is entitled to any fee or commission or like payment in respect thereof.

                                   ARTICLE VI

                       COVENANTS AND ADDITIONAL AGREEMENTS
                       -----------------------------------

         Section 6.1 Access to Information. The Seller agrees that, prior to the Closing Date, the Purchaser shall be entitled, through its officers, employees and representatives, to have reasonable access to the properties, books, records, officers and accountants of the Company during regular business hours and upon reasonable advance notice. The Seller shall cause its officers, employees, consultants, agents, accountants, attorneys and other representatives to cooperate fully in connection with such access. Such access shall be conducted by the Purchaser and its representatives in such a manner as not to interfere unreasonably with the Company's business.

         Section 6.2 Conduct of the Business Pending the Closing.

              (a) Except as otherwise expressly contemplated by this Agreement or with the prior written consent of the Purchaser, the Seller shall, and shall cause the Company and its Subsidiaries to,

                   (i) conduct the business of the Company and its Subsidiaries only in the ordinary course consistent with past practice and to use commercially reasonable efforts to (A) preserve the present business operations, organization and goodwill of the Company, (B) preserve its present relationship with Persons having business dealings with the Company and its Subsidiaries, and (C) maintain the Company Properties and all buildings, structures, fixtures and improvements thereon in the same condition as they exist on the date hereof, ordinary wear and tear excepted, in each case consistent with past practice;

                   (ii) use commercially reasonable efforts to maintain the assets of the Company and its Subsidiaries in customary repair, order and condition, maintain insurance reasonably comparable to that in effect on the Balance Sheet Date and, in the event of a casualty, loss or damage to any of such assets prior to the Closing Date for which the Company and its Subsidiaries is the beneficiary of insurance or the condemnation of any such assets, either repair or replace such assets or, if the Purchaser agrees, retain such insurance or condemnation proceeds; and

                   (iii) if, to the Seller's best knowledge, any material variances from the representations and warranties contained in Article IV arise or occur, promptly inform the Purchaser of any such material variances.

              (b) Except as otherwise expressly contemplated by this Agreement or with the prior written consent of the Purchaser, the Seller shall not, and shall cause the Company and each of its Subsidiaries not to:

                   (i) declare, set aside, make or pay any dividend or other distribution in respect of the capital stock of the Company and its Subsidiaries or repurchase, redeem or otherwise acquire any outstanding shares of the capital stock or other securities of, or other ownership interests in, the Company and its Subsidiaries;

                   (ii) transfer, issue, sell or dispose of any shares of capital stock or other securities of the Company and its Subsidiaries or grant options, warrants, calls or other rights to purchase or otherwise acquire shares of the capital stock or other securities of the Company and its Subsidiaries;

                   (iii) effect any recapitalization, reclassification, stock split or like change in the capitalization of the Company and its Subsidiaries;

                   (iv) amend the articles of incorporation or by-laws of the Company and its Subsidiaries;

                   (v) (A) grant any increase in the compensation of any of the directors, officers, or Key Employees of the Company or any of its Subsidiaries or make any general uniform increase in the compensation of the employees of the Company or any of its Subsidiaries outside the ordinary course of business consistent with past practice, (B) grant any extraordinary bonus, benefit or other direct or indirect compensation to any employee, director or consultant of the Company or any of its Subsidiaries, or (C) enter into any severance, termination, retention, deferred compensation, bonus or other incentive compensation, profit sharing, stock option, stock appreciation right, restricted stock, stock equivalent, stock purchase, pension, retirement, medical, hospitalization, life or other insurance or other employee benefit plan for the benefit of the officers, directors, and/or employees of the Company or any of its Subsidiaries;

                   (vi) except for trade payables and under lines of credit existing on the date hereof, with respect to the Company or any of its Subsidiaries, borrow monies for any reason or draw down on any line of credit or debt obligation, or become the guarantor, surety, endorser or otherwise liable for any debt, obligation or liability (contingent or otherwise) of any other Person;

                   (vii) except under lines of credit existing on the date hereof, and consistent with past practice, subject any of the properties or assets of the Company and its Subsidiaries to any Lien (other than Permitted Exceptions);

                   (viii) purchase, sell, lease, transfer or assign any of the Company's and its Subsidiaries' assets, tangible or intangible, involving more than $100,000 for any single purchase, sale, lease, transfer or assignment (or agreement related to the foregoing) or $500,000 for a series of such related purchases, sales leases, transfers or assignments (or agreement related to the foregoing) except
         (A) for fair consideration in the ordinary course of business consistent with past practice, (B) dispositions of assets no longer useful to the conduct of the business of the Company and its Subsidiaries, consistent with past practice, and (C) dispositions (other than as part of an engine overhaul or repair) of inventory covered by the Company's slow-moving inventory reserve in an amount not resulting in aggregate sale proceeds in excess of $300,000;

                   (ix) cancel or compromise any material debt or claim or waive or release any material right of the Company or its Subsidiaries except in the ordinary course of business consistent with past practice;

                   (x) with respect to the Company or any of its Subsidiaries, enter into any commitment for capital expenditures in excess of $100,000 for any individual commitment and $250,000 for all commitments in the aggregate;

                   (xi) (A) enter into any employment contract (pursuant to which the Company or any of its Subsidiaries may reasonably be expected to make payment in excess of $50,000 in any twelve month period) or (B) enter into any labor or collective bargaining agreement, oral or written, or make any material modification of the terms of any existing such contract or agreement, or, through negotiation or otherwise, make any commitment or incur any liability to any labor organization with respect to, or materially reduce the workforce of, the Company and its Subsidiaries;

                   (xii) with respect to the Company or any of its Subsidiaries, enter into or agree to enter into any merger or consolidation with, any corporation or other entity, and not engage in any new business or invest in, make a loan, advance or capital contribution to, or otherwise acquire the securities of any other Person;

                   (xiii) with respect to the Company or any of its Subsidiaries, and except for transfers of cash pursuant to normal cash management practices, make any investments in or loans to, or except in accordance with past practices, pay any fees or expenses to, or enter into or modify any Contract with, the Seller or any Affiliate of the Seller;

                   (xiv) with respect to the Company or any of its Subsidiaries, make or change any election concerning Taxes or Tax Returns, change an annual accounting period, adopt or change any accounting method, file any amended Tax Return, enter into any closing agreement with respect to Taxes, settled any Tax claim or assessment or surrender any right to claim a refund of Taxes or obtain or enter into any Tax ruling, agreement, contract, understanding, arrangement or plan, in each case that will be binding on or affect the Purchaser, the Company or any of its Subsidiaries for any period after the Closing Date;

                   (xv) with respect to the Company or any of its Subsidiaries, enter into any contract, lease, sublease, license or sublicense (or series of related contracts, leases, subleases, licenses and sublicenses) involving more than $50,000 except those entered into in the ordinary course of business consistent with past practice;

                   (xvi) with respect to the Company or any of its Subsidiaries, accelerate, terminate, modify or cancel any contract, lease, sublease, license or sublicense (or series of related contracts, leases, subleases, licenses and sublicenses) involving more than $50,000 except in the ordinary course of business consistent with past practice;

                   (xvii) with respect to the Company or any of its Subsidiaries, (A) make any capital investment in, any loan to, or any acquisition of the securities of another Person (or series of related capital investments, loans and acquisitions) involving more than $50,000 except in the ordinary course of business consistent with past practice or (B) make any pledge to make such a capital contribution;

                   (xviii) with respect to the Company or any of its Subsidiaries, grant a license or sublicense of any rights under or with respect to any intellectual property;

                   (xix) make any loan to, or enter into any transaction with, any of the directors, officers, or employees of the Company or any of its Subsidiaries outside the ordinary course of business;

                   (xx) make any other material change in employment terms for any of the directors or officers of the Company or any of its Subsidiaries or the Key Employees; or

                   (xxi) agree to do anything prohibited by this Section 6.2 or anything which would make any of the representations and warranties of the Seller in this Agreement or the Seller Documents untrue or incorrect in any material respect.

         Section 6.3 Preparation of Information Statement. The Seller will, as promptly as reasonably practicable, prepare and file with the Securities and Exchange Commission (the "SEC") an information statement relating to the written consent on the date hereof of the holders of a majority of the shares of Seller's common stock with respect to the sale of the Shares. The Seller will mail the information statement to its stockholders at the earliest practicable date following receipt of notification from the SEC that it will not review, or has no further comments on, the information statement.

         Section 6.4 Consents. The Seller shall use reasonable commercial efforts, and the Purchaser shall cooperate with the Seller, to obtain at the earliest practicable date all consents and approvals referred to in Section 4.6 and Schedule 4.6, and all other approvals, if any, required to consummate the transactions contemplated by this Agreement; provided, however, that the Purchaser shall not be obligated to pay any consideration therefor to any third party from whom consent or approval is requested.

         Section 6.5 Other Actions. Each of the Seller and the Purchaser shall use reasonable commercial efforts to (i) take all actions necessary or appropriate to consummate the transactions contemplated by this Agreement and
(ii) cause the fulfillment at the earliest practicable date of all of the conditions to their respective obligations to consummate the transactions contemplated by this Agreement.

         Section 6.6 Non-Solicitation; Non-Competition.

              (a) The Seller will not, and will not cause or permit the Company or any of its Subsidiaries or any of the Seller's directors, officers, employees, representatives or agents

(collectively, the "Representatives") to, directly or indirectly, (i) discuss, negotiate, undertake, authorize, recommend, propose or enter into, either as the proposed surviving, merged, acquiring or acquired corporation, any transaction involving a merger, consolidation, business combination, purchase or disposition of any significant amount of the assets or capital stock or other equity interest in the Company or any of its Subsidiaries other than the transactions contemplated by this Agreement (an "Acquisition Transaction"), (ii) facilitate, encourage, solicit or initiate discussions, negotiations or submissions of proposals or offers in respect of an Acquisition Transaction, (iii) furnish or cause to be furnished, to any Person, any information concerning the business, operations, properties or assets of the Company and its Subsidiaries in connection with an Acquisition Transaction, or (iv) otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other Person to do or seek any of the foregoing.

              (b) Beginning as of the date hereof and continuing through the date that is two years following the Closing Date, the Seller and its Subsidiaries will not directly or indirectly, except by means of a general public solicitation, solicit, encourage, entice or induce any Person who is an employee of the Purchaser or its Subsidiaries, to terminate his or her employment with the Purchaser. The Seller agrees that money damages will not be an adequate remedy and that the Purchaser shall be entitled to equitable relief, including but not limited to injunction, in the event of any breach by the Seller or its Subsidiaries of this Section 6.6(b), in addition to any other remedies available to the Purchaser at law; provided, however, that nothing in this Section 6.6(b) shall restrict the Seller or its Subsidiaries from soliciting employees of the Purchaser or its Subsidiaries who are terminated by their respective employers.

              (c) Beginning as of the date hereof and continuing through the date that is two years following the Closing Date, the Purchaser and its Subsidiaries will not directly or indirectly, except by means of a general public solicitation, solicit, encourage, entice or induce any Person who is an employee of the Seller or its Subsidiaries to terminate his or her employment with the Seller nor, in the case of any such employee, may the Purchaser employ any such employee during such two year period. The Purchaser agrees that money damages will not be an adequate remedy and that the Seller shall be entitled to equitable relief, including but not limited to injunction, in the event of any breach by the Purchaser or its Subsidiaries of this Section 6.6(c), in addition to any other remedies available to the Seller at law; provided, however, that nothing in this Section 6.6(c) shall restrict the Purchaser or its Subsidiaries from soliciting employees of the Seller on the date hereof or at any time hereafter who are terminated by their respective employers.

         Section 6.7 Preservation of Records; Access and Support.

              (a) Subject to Section 8.5(c) hereof (relating to the preservation of Tax records), the Seller and the Purchaser agree that each of them shall preserve and keep the records held by it relating to the business of the Company for a period of six years from the Closing Date and shall make such records and personnel available to the other as may be reasonably required by such party in connection with, among other things, any insurance claims by, legal proceedings against or governmental investigations of the Seller or the Purchaser or any of their Affiliates or in order to enable the Seller or the Purchaser to comply with their respective obligations under this Agreement and each other agreement, document or instrument contemplated hereby or thereby.

              (b) In the event the Seller or the Purchaser wishes to destroy the records referred to in Section 6.7(a) after the time periods referred to therein, such party shall first give ninety (90) days' prior written notice to the other and such other party shall have the right at its option and expense, upon prior written notice given to such party within that ninety (90) day period, to take possession of the records within one hundred and eighty (180) days after the date of such notice.

         Section 6.8 Publicity. The Seller and the Purchaser shall agree on the text of any press release before issuing any press release or public announcement concerning this Agreement or the transactions contemplated hereby. Neither party shall issue any such press release or make any such public statement prior to such agreement, except as may be required by applicable law or by obligations pursuant to any agreement with the NASDAQ or any stock exchange, as determined by the party so obligated (and in such case only with prior notice to the other party).

         Section 6.9 Prepayment of Indebtedness and Cancellation of Affiliate Agreements. On or prior to the Closing Date, the Seller shall cause the Company to repay (or shall otherwise discharge) (a) all Intercompany Indebtedness (i) owed by the Company or any of its Subsidiaries to (ii) the Seller or any of its Subsidiaries (other than the Company and its Subsidiaries) and (b) all amounts then outstanding under any loan facility or other credit arrangement with third parties, including its Loan and Security Agreement, dated June 13, 1996, as amended, with Fleet Capital Corporation. Upon the repayment described in clause
(b) of this Section 6.9, such credit facility will be terminated and cancelled, and the Seller shall cause the Company to obtain and deliver evidence reasonably satisfactory to the Purchaser of the release of all Liens existing thereunder. On or prior to the Closing Date, the Seller shall cause the Company and its Subsidiaries to cancel all Affiliate Agreements (other than agreements between the Company and its Subsidiaries and other than agreements whose continuance the Purchaser has approved in writing).

         Section 6.10 Transfer of Certain Claims. On or prior to the Closing Date, the Company will transfer to the Seller all of its rights to and interest in certain claims or potential claims described in Schedule 6.10 but will not transfer to the Seller any of its rights to or interests in any other claims. With respect to the Avanti Claim, the Seller covenants and agrees to pay to the Company (or the Purchaser or any other Affiliate designated by the Purchaser), one-half of all cash settlement or award amounts actually received with respect to the Avanti Claim, less one-half of the out-of-pocket costs incurred by the Seller in connection with pursuing, settling and/or litigating the Avanti Claim. The Seller shall provide the Purchaser with reasonable documentation of such expenses at the Purchaser's request.

         Section 6.11 Confidentiality. The Purchaser and its Affiliates and the Seller and any of its Subsidiaries will hold and will cause their respective representatives to hold in strict confidence, unless compelled to disclose by judicial or administrative process, or, in the opinion of its counsel, by other requirements of law, all documents and information concerning the Company or any Subsidiary furnished to the Purchaser and all documents and information concerning the Purchaser furnished to the Seller in connection with the transactions contemplated by this Agreement (except to the extent that such information can be shown to have been (a) previously known by the Purchaser prior to its disclosure to the Purchaser by the Seller, (b) previously known by the Seller prior to its disclosure to the Seller by the Purchaser, (c) in the public domain through no fault of either the Seller or the Purchaser or (d) later lawfully acquired by either the Seller or the Purchaser from other sources that are not known to be under an obligation of confidentiality) and will not release or disclose such information to any other Person, except in connection with this Agreement to its lenders, auditors, attorneys, financial advisors and other consultants and advisors.

         Section 6.12 Regulatory Filings. Prior to the Closing Date, each of the parties hereto will furnish to the other parties hereto such necessary information and reasonable assistance as such other parties may reasonably request in connection with the preparation of necessary filings or submissions to any Governmental Body and shall notify each other of any material correspondence with or material contacts with any such agency in connection with the operation of the business of the Company and its Subsidiaries. The Purchaser and the Seller agree to file any information required by the HSR Act and the voluntary notice under the Exon-Florio Amendment and each agrees promptly to supplement such information.

         Section 6.13 Rights to Trade Show Space. The Purchaser will cause the Company to make available to the Seller, for the use of the Seller and its Affiliates, all of the rights or space that the Company has reserved at the trade shows described on Schedule 6.13 (to the extent it is able to do so at no cost or risk of liability to the Company).

         Section 6.14 Updated Schedules. Schedules 4.14, 4.16, 4.17, 4.18, 4.19, and 4.29 shall be updated by the Seller, as provided in this Section 6.14, and delivered to the Purchaser at the Closing (collectively, the "Updated Schedules"). The Updated Schedules shall be updated as of the Closing Date to reflect changes occurring between the date hereof and the Closing Date to the information set forth in response to the corresponding representations and warranties; provided, that, no such changes or Updated Schedules shall affect the representations and warranties (and corresponding Schedules) made as of the date hereof.

         Section 6.15 Novation. Promptly following the signing of this Agreement, the Purchaser and the Seller shall apply for a novation (the "Novation") with respect to the Government Contracts. The Purchaser and the Seller shall act diligently and reasonably, and shall cooperate with each other, to secure the Novation and shall cooperate so that the Purchaser receives the benefit of the Government Contracts pending the receipt of the Novation.

         Section 6.16 Pratt & Whitney DDOF Termination Amounts. Promptly following the Closing Date, the Purchaser shall cause the Company to instruct Pratt & Whitney Canada to pay all amounts relating to the cancellation of the Pratt & Whitney DDOF to Seller rather than to the Company, to the extent such amounts were not paid prior to the Closing Date. If any such amounts are received by the Company or its Affiliates following the Closing Date, the Purchaser shall cause the Company to promptly pay such amounts to the Seller.

         Section 6.17 Designated Person for Consents. Prior to the Closing Date, the Purchaser shall designate in writing a person responsible for authorizing all consents contemplated by Section 6.2. If such person will be unavailable to consider such requests for more than two consecutive business days, the Purchaser upon the request of the Seller shall designate a substitute to act in his or her absence. The Purchaser shall cause such person to respond promptly to all requests for consents pursuant to Section 6.2.

         Section 6.18 Executive Sale Agreement Amounts. Promptly following the final determination of the Purchase Price pursuant to Section 2.2, the Seller shall make all payments due under the Executive Sale Agreements adopted on May 1, 1999. The Purchaser will not permit the Company following the Closing Date to amend the Executive Sale Agreements in any respect.

                                  ARTICLE VII

                              CONDITIONS TO CLOSING
                              ---------------------

         Section 7.1 Conditions Precedent to Obligations of Each Party. The respective obligations of the Purchaser and the Seller to consummate the transactions contemplated by this Agreement is subject to the fulfillment, on or prior to the Closing Date, of each of the following conditions:

              (a) any waiting period (including any extension thereof) applicable to the purchase and sale of the Shares to the Purchaser under the HSR Act and under the Exon-Florio Amendment shall have terminated or expired;

              (b) there shall not be in effect any Order by a Governmental Body of competent jurisdiction restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby; and

              (c) no injunction, restraining order or decree of any court or governmental or regulatory authority shall exist against the Purchaser, the Seller or any of their respective Affiliates, or any of the principals, officers or directors of any of them, that restrains, prevents or materially changes the transactions contemplated hereby.

         Section 7.2 Conditions Precedent to Obligations of the Purchaser. The obligation of the Purchaser to consummate the transactions contemplated by this Agreement is subject to the fulfillment, on or prior to the Closing Date, of each of the following conditions (any or all of which may be waived by the Purchaser in whole or in part):

              (a) all representations and warranties of the Seller contained herein qualified as to materiality shall be true and correct, and the representations and warranties of the Seller contained herein not qualified as to materiality shall be true and correct in all material respects, at and as of the Closing Date with the same effect as though those representations and warranties had been made again at and as of that time;

              (b) the Seller shall have performed and complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date;

              (c) the Purchaser shall have been furnished with certificates (dated the Closing Date and in form and substance reasonably satisfactory to the Purchaser) executed by the Seller certifying as to the fulfillment of the conditions specified in Sections 7.2(a) and 7.2(b);

              (d) certificates representing 100% of the Shares shall have been, or shall at the Closing be, validly delivered and transferred to the Purchaser, free and clear of any and all Liens;

              (e) since the Balance Sheet Date there shall have been no event, occurrence, development or state of circumstances that individually, or in the aggregate, and when aggregated with all positive developments, has had or would reasonably be expected to have a Material Adverse Effect;

              (f) the Seller shall have provided the Purchaser with an affidavit of non-foreign status that complies with Section 1445 of the Code (a "FIRPTA Affidavit");

              (g) the Purchaser shall have received the written resignation of each director of the Company;

              (h) the Purchaser shall have received a certificate from each landlord of the Leased Properties, dated during the month in which the Closing occurs, certifying (i) that the applicable Real Property Lease is in good standing and full force and effect in accordance with its terms and has not been modified (except for modifications set forth therein), amended or assigned, (ii) the date(s) to which rent and other charges thereunder have been paid, (iii) that to the knowledge of the landlord there is no default thereunder by either party thereto, and (iv) that all work required to be done under the applicable Real Property Lease on the part of the Company or any of its Subsidiaries has been completed to the satisfaction of the landlord;

              (i) all assignments, consents, approvals and authorizations of landlords that are listed on Schedule 7.2(i) hereto (the "Seller Necessary Consents") shall have been obtained or effected, and shall not impose any unreasonable obligations, liabilities or restrictions on the Purchaser that are in addition to those already imposed by the terms of the instruments underlying such Seller Necessary Consents;

              (j) the Seller shall have (i) satisfied in full all obligations under any indebtedness of the Company and its Subsidiaries (including any interest, prepayment premiums or penalties and other fees and charges) or (ii) provided the Purchaser with correct and complete payoff letters with respect to such indebtedness and directed its financing sources to pay the amounts set forth in such payoff letters to the parties referred to therein, and all documents related thereto shall be reasonably satisfactory to the Purchaser. The Purchaser shall have received duly executed releases (including UCC-3 termination statements) of all encumbrances (other than Permitted Exceptions) on the assets of the Company and its Subsidiaries in form and substance reasonably satisfactory to the Purchaser and its counsel; and

              (k) the Purchaser shall have received copies, certified to the Purchaser's satisfaction, of (i) the resolutions of the board of directors of the Seller referred to in Section 4.2(b) and the written consent of the Seller's stockholders establishing the corporate power and authority of the Seller to consummate the transactions contemplated by this Agreement, and (ii) the information statement referred to in Section 6.3.

         Section 7.3 Conditions Precedent to Obligations of the Seller. The obligations of the Seller to consummate the transactions contemplated by this Agreement are subject to the fulfillment, prior to or on the Closing Date, of each of the following conditions (any or all of which may be waived by the Seller in whole or in part):

              (a) all representations and warranties of the Purchaser contained herein qualified as to materiality shall be true and correct, and all representations and warranties of the Purchaser contained herein not qualified as to materiality shall be true and correct in all material respects, at and as of the Closing Date with the same effect as though those representations and warranties had been made again at and as of that date;

              (b) the Purchaser shall have performed and complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by the Purchaser on or prior to the Closing Date; and

              (c) the Seller shall have been furnished with certificates (dated the Closing Date and in form and substance reasonably satisfactory to the Seller) executed by the Purchaser certifying as to the fulfillment of the conditions specified in Sections 7.3(a), and 7.3(b).

                                  ARTICLE VIII

                                 INDEMNIFICATION
                                 ---------------

         Section 8.1 Non-Income Tax and Non-Environmental Indemnification.

              (a) Subject to Sections 8.2, 8.5 and 8.9 the Seller and its Subsidiaries, jointly and severally, hereby agree to indemnify and hold the Purchaser, the Company, and their respective directors, officers, employees, Affiliates, agents, successors and assigns (collectively, the "Purchaser Indemnified Parties") harmless from and against any and all Losses based upon, attributable to or resulting from:

                   (i) subject to Sections 8.2, and 8.9 the failure of any representation or warranty of the Seller and/or its Subsidiaries set forth in Article IV hereof (other than Section 4.11 or Section 4.19), or any representation or warranty contained in any certificate delivered by or on behalf of the Seller or its Subsidiaries pursuant to this Agreement (other than a representation or warranty in a certificate that repeats a representation or warranty set forth in
         Section 4.11 or Section 4.19), to be true and correct in all respects as of the date made;

                   (ii) the breach of any covenant or other agreement on the part of the Seller or its Subsidiaries under this Agreement or any of the Seller Documents;

                   (iii) any matters arising from or relating to any claim set forth on Schedule 6.10;

                   (iv) any amounts due with respect to the cancellation of the Pratt & Whitney DDOF;

                   (v) amounts determined to be payable in connection with the pending claim of the Pension Benefit Guaranty Corporation as described in Schedule 4.15(b) (the "PBGC Claim");

                   (vi) litigation involving Robert Lane or the matters described in the Philippines Letter;

                   (vii) the termination of the lease of the facility currently operated by the Company in Long Beach, California, including any restoration obligations under the lease for such facility; provided, however, that the indemnification provided for by this clause (vii) shall terminate and shall be of no further force or effect if the Long Beach, California lease is not terminated within six months of the Closing Date; and

                   (viii) except to the extent Non-Income Taxes are reserved for in the Balance Sheet (excluding any reserve for deferred Non-Income Taxes):

                        (A) the failure of any representation or warranty of the
              Seller set forth in Section 4.11, in so far as it relates to Non-Income Taxes, to be true and correct in all respects as of the date made, but only to the extent such Losses are attributable to periods ending on or before the Closing Date, and

                        (B) any and all Non-Income Taxes that may be imposed
              upon or assessed against the Company or any Subsidiary or the assets thereof:

                             (1) with respect to all taxable periods ending on
                   or prior to the Closing Date; and

                             (2) with respect to the period allocated to the
                   Seller pursuant to Section 8.5(b)(iv).

              (b) Subject to Sections 8.2 and 8.5, the Purchaser hereby agrees to indemnify and hold the Seller and its directors, officers, employees, Affiliates, agents, successors and assigns (collectively, the "Seller Indemnified Parties") harmless from and against any and all Losses based upon, attributable to or resulting from:

                   (i) subject to Section 8.2, the failure of any representation or warranty of the Purchaser set forth in Article V hereof, or any representation or warranty contained in any certificate delivered by or on behalf of the Purchaser pursuant to this Agreement, to be true and correct as of the date made;

                   (ii) the breach of any covenant or other agreement on the part of the Purchaser under this Agreement or any of the Purchaser Documents;

                   (iii) any and all Non-Income Taxes of the Company (A) with respect to any taxable period of the Company beginning after the Closing Date or (B) attributable to the period allocated to the Purchaser pursuant to Section 8.5(b)(iv);

                   (iv) one-half of all of the out-of-pocket costs of pursuing, settling, and/or litigating the Avanti Claims, it being understood that such costs shall be reimbursed to the Seller upon its request (which shall be made no more frequently than on a quarterly basis) or at the Seller's option may be offset against any cash recoveries in the manner provided by Section 6.10; and

                   (v) the Company's involvement in any research, repair and overhaul operation conducted upon premises leased or subleased by the Company to any current or former U.S.-based Affiliate of the Purchaser, to the extent such Losses (A) arise from laws pertaining to employment, employee benefits or termination of employment or (B) relate to Taxes or related interest, penalties or fines.

         Section 8.2 Limitations on Indemnification for Breaches of Representations and Warranties, Non-Income Taxes, the Lane Litigation and the Philippines Letter.

              (a) The Seller shall not have any liability under Section 8.1(a)(i), Section 8.1(a)(vi) and/or Section 8.1(a)(viii) unless the aggregate amount of Losses to the Purchaser Indemnified Parties finally determined to arise thereunder based upon, attributable to or resulting from the failure of any representation or warranty to be true and correct (other than the representations and warranties set forth in Sections 4.1, 4.2, 4.3, 4.4, 4.5,
4.7 and 4.21, as to which there shall be no limitation), Non-Income Taxes, the Philippines Letter and the Lane Litigation exceeds $1 million (the "Basic Threshold"). The Purchaser shall not have any liability under Section 8.1(b)(i) and/or Section 8.1(b)(iii) hereof unless the aggregate amount of Losses to the Seller Indemnified Parties finally determined to arise thereunder based upon, attributable to or resulting from the failure of any representation or warranty to be true and correct (other than the representations and warranties set forth in Sections 5.1, 5.2, 5.5, 5.6 and 5.7 hereof, as to which there shall be no limitation) and Non-Income Taxes exceeds the Basic Threshold.

              (b) The Seller and its Subsidiaries shall not be obligated to pay more than $5,000,000 in the aggregate in respect of Losses based upon, attributable to or resulting from the failure of any representation or warranty of the Seller and/or its Subsidiaries to be true and correct (other than the representations and warranties set forth in Sections 4.1, 4.2, 4.3, 4.4, 4.5, 4.7, and 4.21, as to which there shall be no limitation), Non-Income Taxes, the Philippines Letter and/or the Lane litigation. The Purchaser shall not be obligated to pay more than $5,000,000 in the aggregate in respect of Losses based upon, attributable to or resulting from the failure of any representation or warranty of the Purchaser to be true and correct (other than the representations and warranties set forth in Sections 5.1, 5.2, 5.5, 5.6 and 5.7 hereof, as to which there shall be no limitation) and Non-Income Taxes.

              (c) An indemnifying party shall not have any liability under
Section 8.1(a)(i) or Section 8.1(b)(i) in respect of any claim first presented or submitted after 5:00 p.m., New York City time, March 1, 2001.

         Section 8.3 Environmental Indemnification and Limitation Thereof.

              (a) Subject to Section 8.9 and the provisions of Section 8.3(b), the Seller and its Subsidiaries, jointly and severally, hereby agree to indemnify and hold the Purchaser Indemnified Parties harmless from and against any and all Losses incurred by the Purchaser Indemnified Parties as a result of:

                   (i) the failure of any representation or warranty of the Seller and/or its Subsidiaries set forth in Section 4.19, or any representation or warranty in a certificate delivered by or on behalf of the Seller or its Subsidiaries that repeats a representation or warranty set forth in Section 4.19, to be true and correct in all respects as of the date made;

                   (ii) loss of life, injury to persons or property, or damage to natural resources caused by the Release, storage, transportation, treatment or generation of Hazardous Materials generated, stored, used, disposed of, treated, handled or shipped by the Company or any of its Subsidiaries on or before the Closing Date;

                   (iii) any Hazardous Materials requiring Remedial Action to the extent released: (x) on or beneath the Company Properties prior to or on the Closing Date; or (y) at any other location if such substances were generated, used, treated, transported or Released by or on behalf of the Company or any of its Subsidiaries prior to or on the Closing Date;

                   (iv) installation of pollution control equipment or other equipment to bring the facility into compliance with any Environmental Law if such equipment is installed as a result of the failure of the facility to be in compliance with any Environmental Law as of the Closing Date; and

                   (v) each and every item listed in Schedule 4.19 to the extent required by Environmental Laws, or to address or otherwise correct a condition where it is prudent and reasonable to do so to mitigate Losses otherwise covered by subparagraphs (i), (ii) or (iii) of this
         Section 8.3(a), unless the Losses based upon, attributable to or resulting therefrom arose solely from the activities of the Purchaser after the Closing Date.

              (b) (i) The Seller and its Subsidiaries shall not have any liability under Section 8.3(a) unless the aggregate amount of Losses to the Purchaser Indemnified Parties finally determined to arise thereunder exceeds $1 million (the "Environmental Threshold"). Subject to the other provisions of this
Article VIII, the Seller and its Subsidiaries shall be obligated to provide indemnification under Section 8.3(a) only with respect to amounts in excess of the Environmental Threshold.

                   (ii) The Seller and its Subsidiaries shall pay 80% of the Losses to the Purchaser Indemnified Parties in excess of the Environmental Threshold based upon, attributable to or resulting from the matters for which indemnification is available pursuant to Section 8.3(a).

                   (iii) The Seller and its Subsidiaries shall not be obligated to pay more than $5,000,000 under this Section 8.3.

                   (iv) The Seller and its Subsidiaries shall not have any liability under Section 8.3(a) in respect of any claim first presented or submitted after 5:00 p.m., New York City time, on the date that is the third anniversary of the Closing Date.

                   (v) No Remedial Action shall be voluntarily undertaken by any Purchaser Indemnified Party at any Company Property unless doing so is
         (x) required by Environmental Laws or (y) prudent and reasonable to mitigate Losses otherwise covered by Section 8.3(a).

                   (vi) Any Remedial Action at any Company Property shall be undertaken, to the best of the Purchaser's abilities, in a reasonable and cost-effective manner, consistent with the industrial use of the Company Property.

                   (vii) Except for Remedial Action undertaken on an emergency basis to protect against an imminent risk to human health or the environment, prior to the commencement of any Remedial Action for which the Seller and its Subsidiaries may have indemnity obligations subject to indemnification hereunder, at any Company Property, a representative of the Purchaser Indemnified Parties shall provide the Seller and its Subsidiaries with a plan as to the Purchaser Indemnified Parties' intended course of action, the projected costs to be incurred in connection therewith, and the anticipated time frame for completion. The Seller shall have the right to review such plan with the Purchaser Indemnified Parties, to consult with Purchaser Indemnified parties regarding the proposed plan of action and to provide comments and suggestions, which reasonable comments and suggestions the Purchaser will make good faith efforts to incorporate into the work plan. The Seller shall receive periodically written status reports with regard to the Remedial Action efforts subject to the indemnification.

         Section 8.4 Non-Tax Indemnification Procedures.

              (a) In the event that any Legal Proceedings shall be instituted or that any claim or demand ("Claim") shall be asserted by any third Person in respect of which payment may be sought under Section 8.1 (other than any Claims under Section 8.1(a)(viii) and Section 8.1(b)(iii), which shall be governed by
Section 8.5) or 8.3 hereof (regardless of the Basic Threshold or Environmental Threshold referred to above), the indemnified party shall reasonably and promptly cause written notice of the assertion of any Claim of which it has knowledge which is covered by this indemnity to be forwarded to the indemnifying party. The indemnifying party shall have the right, at its sole option and expense, to be represented by counsel of its choice (which must be reasonably satisfactory to the indemnified party), and to defend against, negotiate, settle or otherwise deal with any Claim which relates to any Losses indemnified against hereunder; provided, however, that the Purchaser shall have the right (i) to control the defense of any claim seeking equitable relief and (ii) to take such Remedial Action as the Purchaser reasonably determines must be promptly implemented in order to mitigate any Losses which would otherwise arise as a result of failing to promptly take such Remedial Action, without adversely impacting any of its rights of indemnification hereunder. If the indemnifying party elects to defend against, negotiate, settle or otherwise deal with any Claim which relates to any Losses indemnified against hereunder, it shall within five (5) days (or sooner, if the nature of the Claim so requires) notify the indemnified party of its intent to do so. If the indemnifying party elects not to defend against, negotiate, settle or otherwise deal with any Claim which relates to any Losses indemnified against hereunder, fails to notify the indemnified party of its election as herein provided or contests its obligation to indemnify the indemnified party for such Losses under this Agreement, the indemnified party may defend against, negotiate, settle or otherwise deal with such Claim. If the indemnified party defends any Claim, then the indemnifying party shall reimburse the indemnified party for the costs and expenses (including reasonable attorneys' and other professionals' fees and expenses) of defending such Claim upon submission of periodic bills. If the indemnifying party shall assume the defense of any Claim, the indemnified party may participate, at his or its own expense, in the defense of such Claim; provided, however, that such indemnified party shall be entitled to participate in any such defense with separate counsel at the expense of the indemnifying party if
(i) so requested by the indemnifying party to participate or (ii) in the reasonable opinion of counsel to the indemnified party, a conflict or potential conflict exists between the indemnified party and the indemnifying party that would make such separate representation advisable; and provided, further, that the indemnifying party shall not be required to pay for more than one such counsel for all indemnified parties in connection with any Claim. The parties hereto agree to cooperate fully with each other in connection with the defense, negotiation or settlement of any such Claim.

              (b) After any final judgment or award shall have been rendered by a court, arbitration board or administrative agency of competent jurisdiction and the expiration of the time in which to appeal therefrom, or a settlement shall have been consummated, or the indemnified party and the indemnifying party shall have arrived at a mutually binding agreement with respect to a Claim hereunder, the indemnified party shall forward to the indemnifying party notice of any sums due and owing by the indemnifying party pursuant to this Agreement with respect to such matter and the indemnifying party shall be required to pay all of the sums so due and owing to the indemnified party by wire transfer of immediately available funds within 10 business days after the date of such notice.

              (c) The failure of the indemnified party to give reasonably prompt notice of any Claim shall not release, waive or otherwise affect the indemnifying party's obligations with respect thereto except to the extent that the indemnifying party can demonstrate actual loss and prejudice as a result of such failure.

              (d) No settlement of any Claim may be made by the indemnifying party without the consent of the indemnified party, which consent shall not be unreasonably withheld, unless such settlement (i) releases the indemnified party from any liability in respect thereof, (ii) does not include any admission of culpability on the part of the indemnified party and (iii) does not compromise or adversely affect the Purchaser's rights in any assets of the business of the Company and its Subsidiaries.

              (e) In the event that an indemnified party should have a claim against the indemnifying party hereunder which does not involve a claim or demand being asserted by a third party, the indemnified party shall send a written notice with respect to such claim to the indemnifying party. The indemnifying party shall have 60 days from the date such notice is delivered during which to notify the indemnified party in writing of any good faith objections it has to the indemnified party's notice or claims for indemnification, setting forth in reasonable detail each of the indemnifying party's objections thereto. If the indemnifying party does deliver such written notice of objection within such 60-day period, the indemnifying party and the indemnified party shall attempt in good faith to resolve any such dispute within 60 days of the delivery by the indemnifying party of such written notice of objection.

              (f) Notwithstanding any other provision of this Section 8.4:

                   (i) the Purchaser shall have the right to control the defense of the Lane litigation through the same counsel as currently used, unless both parties agree to a new counsel, and to defend against, negotiate, settle or otherwise deal with such litigation in its discretion; provided, however, that the Purchaser shall consult with the Seller with respect to all major decisions regarding litigation strategy and in connection with the settlement of such litigation;

                   (ii) the Seller shall have the right to control the defense of the PBGC Claim through counsel of its choice (which must be reasonably satisfactory to the Purchaser), and to defend against, negotiate, settle or otherwise deal with such litigation in its discretion; provided, however, that the Seller shall not take any position adverse to the Purchaser in connection with the litigation of the PBGC Claim and shall consult with the Seller in connection with the settlement of such litigation; and

                   (iii) the Seller shall have the right to control all matters relating to any claim set forth on Schedule 6.10 in its sole discretion; provided, however, that Seller will not settle the Avanti Claim without the Purchaser's consent, unless such settlement provides that the Company and its Affiliates shall have the perpetual right to use the CARS software worldwide on a royalty-free basis (except that the Company and its Affiliates need not obtain the right to license such software to third parties), it being understood that the Purchaser shall be provided a reasonable opportunity to review the relevant terms of such settlement in advance of the execution of the same by the Seller.

This subsection 8.4(f) shall not affect the obligation of the Seller and its Subsidiaries to provide indemnification for the matters described in clauses
(i), (ii) and (iii) of this Section 8.4(f).

         Section 8.5 Income Tax Indemnification and Other Tax Matters.

              (a) Income Tax Indemnification.

                   (i) Except to the extent Income Taxes are reserved for in the Balance Sheet (excluding any reserve for deferred Income Taxes), and subject to Section 8.9, the Seller agrees to be responsible for and to indemnify and hold the Purchaser Indemnified Parties harmless from and against:

                        (A) the failure of any representation or warranty of the
              Seller set forth in Section 4.11, in so far as it relates to Income Taxes, to be true and correct in all respects as of the date made, but only to the extent that such Losses are attributable to periods ending on or before the Closing Date, and

                        (B) any and all Income Taxes that may be imposed upon or
              assessed against the Company or any Subsidiary or the assets thereof:

                             (1) with respect to all taxable periods ending on
                   or prior to the Closing Date;

                             (2) with respect to the period allocated to the
                   Seller pursuant to Section 8.5(b)(iv);

                             (3) with respect to any and all Income Taxes of any
                   member of a consolidated, combined or unitary group of which the Company or any Subsidiary (or any predecessor) is or was a member on or prior to the Closing Date, by reason of the liability of the Company or such Subsidiary pursuant to Treasury Regulation Section 1.1502-6(a) or any analogous or similar state, local or foreign law or regulation.

                   (ii) The Purchaser agrees to indemnify and hold harmless the Seller from and against any and all Income Taxes of the Company (A) with respect to any taxable period of the Company beginning after the Closing Date or (B) attributable to the period allocated to the Purchaser pursuant to Section 8.5(b)(iv).

              (b) Preparation of Tax Returns; Payment of Taxes.

                   (i) The Seller shall cause the Company and the Subsidiaries to be included in the Seller's consolidated federal income Tax Returns for all periods for which they are eligible to be so included, including without limitation the period from January 1, 1999, to the Closing Date, and in any other required state, local and foreign consolidated, affiliated, combined, unitary or other similar group Tax Returns that include the Seller or any affiliate of the Seller for all taxable periods ending on or prior to the Closing Date for which any of them are required to be so included. The Seller shall (A) timely prepare and file all such Tax Returns and timely pay any and all Taxes due with respect to such Tax Returns and (B) timely prepare and file, or cause to be prepared and file, all other Tax Returns required to be filed by the Company or any Subsidiary for all taxable periods ending on or prior to the Closing Date and shall timely pay any and all Taxes due with respect to such Tax Returns. Prior to the filing of any Tax Return described in the preceding sentence that was not filed before the Closing Date, the Seller shall provide the Purchaser with a substantially final draft of such Tax Return (or, with respect to Tax Returns described in clause
         (A) above, the portion of such draft Tax Return that relates to the Company or any Subsidiary) at least twenty days prior to the due date for filing such Tax Return, and the Purchaser shall have the right to review such Tax Return prior to the filing of such Tax Return; provided, that the foregoing does not apply to the 1998 federal income Tax Return or the 1998 California franchise Tax Return. The Purchaser shall notify the Seller of any reasonable objections the Purchaser may have to any items set forth in such draft Tax Returns, and the Purchaser and the Seller agree to consult and resolve in good faith any such objection and to mutually consent to the filing of such Tax Return. Such Tax Returns shall be prepared or completed in a manner consistent with prior practice of the Seller, the Company and any Subsidiary with respect to Tax Returns concerning the income, properties or operations of the Company and any Subsidiary (including elections and accounting methods and conventions), except as otherwise required by law or regulation or otherwise agreed to by the Purchaser prior to the filing thereof. In the event the parties are unable to resolve any dispute within ten days following the delivery of such Tax Return, the parties shall resolve such dispute pursuant to Section 8.5(f).

                   (ii) Except as provided in Section 8.5(b)(i), following the Closing, the Purchaser shall be responsible for preparing or causing to be prepared all federal, foreign, state and local Tax Returns required to be filed by the Company after the Closing Date. To the extent any Taxes shown due on any such Tax Return are indemnifiable by the Seller,
         (A) such Tax Return shall be prepared in a manner consistent with prior practice unless otherwise required by applicable Tax law and (B) the Purchaser shall deliver, at least twenty days prior to the due date for filing of such Tax Return (including extensions), to the Seller a statement setting forth the amount of Tax for which the Seller is responsible pursuant to Section 8.5(a) hereof or that is allocable to the Seller pursuant to Section 8.5(b)(iv) hereof, as the case may be (the "Statement"), and copies of such Tax Return. The Seller shall have the right to review such Tax Return and the Statement prior to the filing of such Tax Return. The Seller and the Purchaser agree to consult and resolve in good faith any issue arising as a result of the review of such Tax Return and the Statement and to mutually consent to the filing as promptly as possible of such Tax Return. In the event the parties are unable to resolve any dispute within ten days following the delivery of such Tax Return and the Statement, the parties shall resolve such dispute pursuant to Section 8.5(f). The Purchaser shall file or cause to be filed all such Tax Returns and shall pay the Taxes shown due thereon.

                   (iii) Not later than the five days before due date for payment of Taxes with respect to any Tax Returns which the Purchaser has the responsibility to file, the Seller shall pay to the Purchaser an amount equal to that portion of the Taxes shown on such Tax Return or the Statement for which the Seller has an obligation to indemnify the

         Purchaser and its Affiliates pursuant to the provisions of Section 8.5(a) or that is allocable to the Seller pursuant to Section 8.5(b)(iv) hereof as the case may be.

                   (iv) With respect to all Taxes, the Seller and the Purchaser will, unless prohibited by applicable law, close the taxable period of the Company as of the close of the Closing Date. Neither the Seller nor the Purchaser shall take any position inconsistent with the preceding sentence on any Tax Return. In any case where applicable law does not permit the Company to close its taxable year on the Closing Date or in any case in which a Tax is assessed with respect to a taxable period which includes the Closing Date (but does not begin or end on that day), then Taxes, if any, attributable to the taxable period of the Company beginning before and ending after the Closing Date shall be allocated (i) to the Seller for the period up to and including the Closing Date, and (ii) to the Purchaser for the period subsequent to the Closing Date. Any allocation of income or deductions required to determine any Taxes attributable to any period beginning before and ending after the Closing Date shall be prepared by the Purchaser and shall be made by means of a closing of the books and records of the Company as of the close of the Closing Date, provided that exemptions, allowances or deductions that are calculated on an annual basis (including, but not limited to, depreciation and amortization deductions) shall be allocated between the period ending on the Closing Date and the period after the Closing Date in proportion to the number of days in each such period. The Purchaser shall provide the Seller with a schedule showing the computation of the allocation at least 30 days prior to the due date for filing a Tax Return which includes the Closing Date. The Seller shall have the right to review such schedule, and the Purchaser and the Seller shall attempt in good faith mutually to resolve any disagreements regarding the determination of such allocation. Any disagreements regarding such determination shall be resolved pursuant to Section 8.5(f). Any amount owing from the Seller under this Section 8.5(b)(iv) shall be paid no later than the filing of the underlying Tax Return.

              (c) Cooperation with Respect to Tax Returns. The Purchaser and the Seller agree to furnish or cause to be furnished to each other, and each at their own expense, as promptly as practicable, such information (including access to books and records) and assistance, including making employees available on a mutually convenient basis to provide additional information and explanations of any material provided, relating to the Company and any Subsidiary as is reasonably necessary for the filing of any Tax Return, for the preparation for any audit, and for the prosecution or defense of any claim, suit or proceeding relating to any adjustment or proposed adjustment with respect to Taxes. The Purchaser or the Company shall retain in its possession, and shall provide the Seller reasonable access to (including the right to make copies of), such supporting books and records and any other materials that the Seller may reasonably specify with respect to Tax matters relating to any taxable period ending on or prior to the Closing Date until the relevant statute of limitations has expired. After such time, the Purchaser may dispose of such material, provided that prior to such disposition the Purchaser shall give the Seller prior written notice and a reasonable opportunity to take possession of such materials. Notwithstanding the foregoing, neither the Seller nor the Purchaser, nor any of their affiliates, shall be required unreasonably to prepare any document, or determine any information not then in its possession, in response to a request under this
Section 8.5(c).

              (d) Tax Audits.

                   (i) The Purchaser shall have the sole right to represent the interests of the Company and any Subsidiary in any Tax audit or administrative or court proceeding relating to taxable periods of the Company beginning after the Closing Date and to employ counsel of its choice at its expense. The Seller agrees that it will provide such cooperation and information as the Purchaser and its counsel shall reasonably request in the defense against or compromise of any claim in any said proceeding.

                   (ii) The Purchaser shall promptly notify the Seller in writing upon receipt by the Purchaser of notice of any pending or threatened Tax audit or assessment which may affect the Tax liabilities of the Company for which Seller would be required to indemnify the Purchaser. The Seller shall have the sole right to represent the interests of the Company in any Tax audit or administrative or court proceeding relating to any Taxes or taxable periods of the Company for which Seller has an obligation to indemnify the Purchaser hereunder, and to employ counsel of its choice at its expense; provided, however, that the Purchaser shall have the right to participate in any such audit or proceeding to the extent that any such audit or proceeding may affect the Tax liability of the Purchaser, any of its affiliates, the Company or any Subsidiary for any period ending after the Closing Date and to employ counsel of its choice at its own expense for purposes of such participation. Notwithstanding anything to the contrary contained or implied in this Agreement, without the prior written approval of the Purchaser, neither the Seller nor any affiliate of the Seller shall agree or consent to compromise or settle, either administratively or after the commencement of litigation, any issue or claim arising in any such audit or proceeding, or otherwise agree or consent to any Tax liability, to the extent that any such compromise, settlement, consent or agreement may affect the Tax liability of the Purchaser, any of its affiliates, the Company or any Subsidiary for any period ending after the Closing Date; provided, however, that if the Purchaser refuses to consent to any such compromise, settlement, consent or agreement that the Seller or any affiliate of the Seller proposes to accept (a "Proposed Settlement"), then (A) the liability with respect to the subject matter of the Proposed Settlement, as otherwise determined pursuant to the terms hereof, of the Seller shall not exceed the amount that such liability would have been if the Proposed Settlement had been accepted, and (B) the Purchaser shall be responsible for all expenses incurred thereafter in connection with the contest of the subject matter of the Proposed Settlement. The Purchaser agrees that it will provide such cooperation and information as the Seller and its counsel shall reasonably request in the defense against or compromise of any claim in any said proceeding.

                   (iii) If the examination of any Tax Return of the Company or any Subsidiary for any taxable period ending on or before the Closing Date shall result (by settlement or otherwise) in any adjustment which permits the Purchaser, the Company or any Subsidiary to increase deductions, losses or tax credits or decrease the income, gains or recapture of tax credits which would otherwise (but for such adjustments) have been reported or taken into account (including by way of any increase in basis) by the Purchaser, the Company or any Subsidiary for one or more periods after the Closing Date, the Purchaser shall pay to the Seller the amount of any resulting Tax benefit. The amount of such resulting Tax benefit shall be determined in good faith by the Seller taking into account all relevant facts and circumstances, including the time value of money, and shall be subject to the Purchaser's approval. Any dispute concerning such determination shall be settled in accordance with
         Section 8.5(f).

                   (iv) If the examination of any Tax Return of the Company or any Subsidiary for any taxable period beginning and ending after the Closing Date shall result (by settlement or otherwise) in any adjustment which permits the Seller, the Company or any Subsidiary to increase deductions, losses or tax credits or decrease the income, gains or recapture of tax credits which would otherwise (but for such adjustments) have been reported or taken into account (including by way of any increase in basis) by the Seller, the Company or any Subsidiary for one or more periods ending on or before the Closing Date, the Seller shall pay to the Purchaser the amount of any resulting Tax benefit. The amount of such resulting tax benefit shall be determined in good faith by the Purchaser taking into account all relevant facts and circumstances, including the time value of money, and shall be subject to the Seller's approval. Any dispute concerning such determination shall be settled in accordance with Section 8.5(f).

              (e) Transfer Taxes. The Seller and the Purchaser shall each pay one-half of all sales, use, stamp, documentary, filing, recording, transfer or similar fees or taxes or governmental charges (including, without limitation, real property transfer gains taxes, UCC-3 filing fees, FAA, ICC, DOT, real estate and motor vehicle registration, title recording or filing fees and other amounts payable in respect of transfer filings) as levied by any taxing authority or governmental agency in connection with the transactions contemplated by this Agreement (other than fees to be paid to the SEC and any other governmental charges and assessments in connection with the solicitation of the Seller's stockholders, which shall be paid entirely by the Seller). The parties shall file all necessary Documents (including, but not limited to, all Tax Returns) with respect to all such amounts in a timely manner.

              (f) Any dispute as to any matter covered in this Section 8.5 shall be resolved by an independent accounting firm mutually acceptable to the Seller and the Purchaser. The fees and expenses of such accounting firm shall be borne equally by the Seller and the Purchaser.

              (g) The indemnification provided for in this Section 8.5 shall be the sole remedy for any claim in respect of Taxes and the provisions of Sections
8.1 through 8.4 hereof shall not apply to such claims.

              (h) Any claim for indemnity under this Section 8.5 may be made at any time prior to the lapse of six months after the expiration of the applicable Tax statute of limitations with respect to the relevant taxable period (including all periods of extension, whether automatic of permissive).

                   (i) Section 338(h)(10) Election. The Purchaser and the Seller shall make a joint election under Section 338(h)(10) of the Code and under any comparable or equivalent provisions of state or local law with respect to the purchase of the Shares by the Purchaser (the "Election"). The Seller and the Purchaser shall report, in connection with the determination of Taxes, the transactions contemplated by this Agreement in a manner consistent with the Election.

                        (A) The Seller shall be responsible for the preparation
              and, subject to the Purchaser's review and approval, timely filing of all forms and documents required in connection with the Election. In connection with the Election, the Seller shall provide the Purchaser with copies of (A) a properly executed Form 8023 (or any successor form), (B) all attachments required to be filed therewith pursuant to the Code and (C) any comparable forms and attachments with respect to any applicable state or local elections being made pursuant to the Election. Absent any dispute, which shall be resolved under Section 8.5(f) hereof, the Purchaser shall execute and deliver to the Seller, within 15 days of the date delivered by the Seller, such documents or forms as are required by any Tax laws to properly complete the Election.

                        (B) The Seller and the Purchaser shall comply with all
              of the requirements of Section 338(h)(10) of the Code, and shall take no action which is inconsistent with the requirements for filing the Election under the Code.

                        (C) To the extent permitted by state or local laws, the
              principles and procedures of this Section 8.5(i) shall also apply with respect to a Section 338(h)(10) election or equivalent or comparable provision under state or local law.

         Section 8.6 Tax Treatment of Indemnity Payments. Except as otherwise required by applicable law, the Seller and the Purchaser agree to treat any indemnity payment made pursuant to this Article VIII as an adjustment to the Purchase Price for federal, state, local and foreign income tax purposes.

         Section 8.7 Computation of Losses; Disputes. The amount of any Losses for which indemnification is provided under this Article VIII shall be reduced by (x) any related Tax benefits realized or received or to be realized or received and (y) any insurance recovery if and when actually realized or received, in each case in respect of such Losses. Any such recovery shall be promptly repaid by the indemnified party to the indemnifying party following the time at which such recovery is realized or received pursuant to the previous sentence, minus all reasonably allocable costs, charges and expenses incurred by the indemnified party in obtaining such recovery. In the case where a Tax benefit is to be realized pursuant to clause (x) of this Section 8.7 above, the amount of such Tax benefit to be realized shall be determined in good faith by the Purchaser taking into account all relevant facts and circumstances, including, without limitation, the time value of money. Any dispute concerning such determination shall be settled in accordance with Section 8.5(f). Notwithstanding the foregoing, if (x) the amount of Losses for which the indemnifying party is obligated to indemnify the indemnified party is reduced by any Tax benefit or insurance recovery in accordance with the provisions of the previous sentence, and (y) the indemnified party subsequently is required to repay the amount of any such Tax benefit or insurance recovery or such Tax benefit or insurance recovery is disallowed, then the obligation of the indemnifying party to indemnify with respect to such amounts shall be reinstated immediately and such amounts, plus interest at the statutory rate for underpayments as provided by the Code from the date of the initial indemnification payment to the date of the reinstatement payment, shall be paid promptly to the indemnified party in accordance with the provisions of this Agreement.

         Section 8.8 Indemnification as Sole Remedy. The Purchaser acknowledges that the indemnification provisions contained in this Article VIII, together with the termination rights under Article III, constitute the Purchaser's sole remedies with respect to any of the matters arising out of or in connection with this Agreement. The Purchaser acknowledges and agrees that: (i) the Purchaser and its representatives have the experience and knowledge to evaluate the business, financial condition, assets and liabilities of the Company; and (ii) in determining to acquire the Shares and, therefore, the business and the underlying assets and liabilities of the Company (including the real property, fixtures and the tangible personal property owned or used by the Company), the Purchaser has made its own investigation into, and based thereon the Purchaser has formed an independent judgment concerning, the Shares, the business and the underlying assets and liabilities of the Company (including the real property, fixtures and the tangible personal property owned or used by the Company).

         Section 8.9 Certain Additional Limitations on Indemnification. Notwithstanding anything to the contrary contained herein, Purchaser shall have no right to make any claim for indemnification (under this Article VIII or otherwise) with respect to any Losses based upon, attributable to or resulting from the Company's involvement in any research, repair and overhaul operation conducted upon premises leased or subleased by the Company to any current or former U.S.-based Affiliate of the Purchaser.

                                   ARTICLE IX

                                  MISCELLANEOUS
                                  -------------

         Section 9.1 Certain Definitions. For purposes of this Agreement, the following terms shall have the meanings specified in this Section 9.1 (such definitions and the other defined terms used in this Agreement to be equally applicable to both the singular and plural forms of the terms herein defined):

         "Accounting Principles" means the accounting principles, policies and procedures described in Exhibit A attached hereto.

         "Affiliate" means, with respect to any Person, any other Person controlling, controlled by or under common control with such Person.

         "as of the date hereof", "the date hereof", and words of similar import mean the date on which this Agreement is executed by the parties hereto.

         "Avanti Claim" means the potential claim against Avanti and Oracle described on Schedule 6.10.

         "Business Day" means any day of the year on which national banking institutions in New York are open to the public for conducting business and are not required or authorized to close.

         "Code" shall mean the Internal Revenue Code of 1986, as amended.

         "Contract" means any Contract, agreement, indenture, note, bond, loan, instrument, lease, commitment or other arrangement or agreement.

         "Current Proposals" means all proposals by the Company to provide products or services, directly or indirectly (including as a subcontractor), to any Governmental Body that are currently outstanding.

         "Directors" or "directors" means, as to any Person, any member of its Board of Directors or similar governing body.

         "Environmental Law" means any applicable foreign, federal, state or local statute, regulation, ordinance, rule of common law or other legal requirement, including orders, consent decrees and judgments, in effect in any way relating to the protection of human health and safety, the environment or natural resources including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. ss. 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. App. ss. 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. ss. 6901 et seq.), the Clean Water Act (33 U.S.C. ss. 1251 et seq.), the Clean Air Act (42 U.S.C. ss. 7401 et seq.) the Toxic Substances Control Act (15 U.S.C. ss. 2601 et seq.), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. ss. 136 et seq.), and the Occupational Safety and Health Act (29 U.S.C. ss. 651 et seq.), and the regulations promulgated pursuant thereto.

         "Environmental Permits" means any Permit, required by Environmental Laws for the ownership, use and operations at the Company Properties.

         "ERISA Affiliate" means any trade or business (whether or not incorporated) which are under control, or which are treated as a single employer, with the Company under Section 414(b), (c), (m) or (o) of the Code.

         "FAA" means the Federal Aviation Administration.

         "GAAP" means generally accepted United States accounting principles as of the date hereof.

         "Governmental Body" means any government or governmental or regulatory body thereof, or political subdivision thereof, whether federal, state, local or foreign, or any agency, instrumentality or authority thereof, or any court or arbitrator (public or private).

         "Government Contracts" means all contracts, arrangements, and agreements (including all change orders and modifications to contracts) to which the Company provides products or services, directly or indirectly (including as a subcontractor), to any Governmental Body.

         "Government Property" means all property furnished by a Governmental Body, directly or indirectly (including through a prime or other contractor) to the Company.

         "Hazardous Material" means any substance, material or waste which is regulated, classified or otherwise designated by the United States, or any state or local governmental authority as hazardous, toxic, pollutant, contaminant or words of similar meaning or regulatory effect including, without limitation, petroleum and its by-products and asbestos.

         "Income Taxes" means Taxes based on net income.

         "Intellectual Property" means: trademarks and service marks (whether registered or unregistered), trade names and designs, together with all goodwill related to the foregoing (collectively, "Trademarks"); patents (including any continuations, continuations in part, renewals and applications for any of the foregoing) (collectively "Patents"); copyrights (including any registrations and applications therefor and whether registered or unregistered) (collectively, "Copyrights"); internet domain names ("Domain Names"); computer software; databases; works of authorship; mask works; technology; trade secrets and other confidential information, know-how, proprietary processes, formulae, algorithms, models, user interfaces, customer lists, inventions, discoveries, concepts, ideas, techniques, methods, source codes, object codes, methodologies and, with respect to all of the foregoing, related confidential data or information (collectively, "Trade Secrets").

         "Intercompany Indebtedness" shall mean any amounts owed to the Seller by any Affiliate of the Seller, and any amounts owed by the Seller to any Affiliate of the Seller.

         "Law" means any federal, state, local or foreign law (including common law), statute, code, ordinance, rule, regulation or other requirement.

         "Legal Proceeding" means any judicial, administrative or arbitral actions, suits, investigations proceedings (public or private), orders pending, claims or governmental proceedings.

         "Lien" means any lien, pledge, mortgage, deed of trust, security interest, claim, lease, charge, option, right of first refusal, easement, servitude, transfer restriction under any shareholder or similar agreement, encumbrance or any other restriction or limitation whatsoever.

         "Losses" shall mean, collectively, with respect to any Person, any and all losses, liabilities, obligations, damages, costs and expenses, and all losses, liabilities, obligations, damages, costs and expenses, and all notices, actions, suits, proceedings, claims demands, assessments, judgments, costs, penalties and expenses, including attorneys' and other professionals' fees and disbursements incident to any such loss, liability, obligation, damage, cost or expense, in each case, incurred or suffered by such Person.

         "Material Adverse Effect" means any change, circumstance, fact or effect which has resulted in, or is reasonably likely to result in, any material adverse change in the business, properties, results of operations, prospects, condition (financial or otherwise) of the Company, other than any change, circumstance, fact or effect relating (x) to the economy or financial markets in general, (y) generally to the industry in which the Company operates and not specifically relating to the Company, or (z) to any action or inaction of the Purchaser or its Affiliates, including, without limitation, any delays in the delivery of parts due to strike, force majeure or otherwise.

         "Net Assets" means the total assets of the Company and its Subsidiaries less the total liabilities of the Company and its Subsidiaries as of the date of determination, as determined in accordance with the Accounting Principles.

         "Non-Income Taxes" means Taxes other than Income Taxes.

         "Order" means any order, injunction, judgment, decree, ruling, writ, assessment or arbitration award.

         "Permits" means any governmental approvals, authorizations, consents, licenses, permits or certificates required in connection with and material to the operations of the business of the Company and its Subsidiaries.

         "Permitted Exceptions" means (i) statutory liens for current taxes, assessments or other governmental charges not yet delinquent or the amount or validity of which is being contested in good faith by appropriate proceedings, provided an appropriate reserve is established therefor; (ii) mechanics', carriers', workers', repairers' and similar Liens arising or incurred in the ordinary course of business that are not material to the business, operations and financial condition of the property so encumbered or the Company; (iii) zoning, entitlement and other land use and environmental regulations by any Governmental Body, provided that such regulations have not been violated and do not interfere with the continued use of the applicable Company Property in the manner presently used; and (iv) such other imperfections in title, charges, easements, restrictions and encumbrances which do not render title unmarketable, do not detract significantly from the value of or interfere with the continued use of any Company Property in the manner presently used subject thereto or affected thereby.

         "Person" means any individual, corporation, partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Body or other entity.

         "Philippines Letter" means the correspondence received by the Company from Fortunato D. Peralta dated August 20, 1999, and related correspondence annexed as part of Schedule 4.17.

         "Pratt & Whitney DDOF" means the authorization agreement between the Company and Pratt & Whitney Canada concerning PT 6 engine repair.

         "Release" means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, migration or leaching into the indoor or outdoor environment, or into or out of any property;

         "Remedial Action" means all actions to (x) clean up, remove, treat or in any other way address any Hazardous Material; (y) prevent the Release of any Hazardous Material so it does not endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; or (z) perform pre-remedial studies and investigations or post-remedial monitoring and care.

         "Seller's best knowledge" means the actual knowledge of each of the following individuals: Tony Amato, Rich Bowley, Barbara Britt, Michael Culver, Lorne Dyke, Paul Flohr, Joseph Ghantous, Jay Gross, Leroy Johnson, Joe Lindley, Rudi Lautz, Gary Lewis, Barry Lynch, John Marsalisi and Rajesh Sharma. For purposes of determining such individuals' actual knowledge, each such individual shall be presumed to have consulted his or her current files where he or she reasonably believed such consultation was warranted.

         "Software" means any and all (i) computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code, (ii) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise, (iii) descriptions, schematics, flow-charts and other work product used to design, plan, organize and develop any of the foregoing, and (iv) all documentation, including user manuals and training materials, relating to any of the foregoing.

         "Subsidiary" means, as to any Person (the "first Person"), any other Person a majority of the outstanding voting securities or other voting equity interests of which are owned, directly or indirectly, by the first Person; provided, however, that if no first Person is specified, the term "Subsidiary" shall denote a Subsidiary of the Company.

         "Taxes" means (i) all federal, state, local or foreign taxes, charges, fees, imposts, levies or other assessments, including, without limitation, all net income, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, property and estimated taxes, customs duties, fees, assessments and charges of any kind whatsoever, (ii) all interest, penalties, fines, additions to tax or additional amounts imposed by any taxing authority in connection with any item described in clause (i), and (iii) any amount due under a Tax sharing agreement.

         "Tax Return" means all returns, declarations, reports, estimates, information returns and statements required to be filed in respect of any Taxes.

         Section 9.2 Survival of Representations and Warranties. Subject to the limitations and qualifications set forth herein, the parties hereto hereby agree that the representations and warranties contained in this Agreement or in any certificate, document or instrument delivered in connection herewith, shall survive the execution and delivery of this Agreement, and the Closing hereunder, regardless of any investigation made by the parties hereto.

         Section 9.3 Expenses. Except as otherwise provided in this Agreement, the Seller and the Purchaser shall each bear its own expenses incurred in connection with the negotiation and execution of this Agreement and each other agreement, document and instrument contemplated by this Agreement and the consummation of the transactions contemplated hereby and thereby, it being understood that in no event shall the Company bear any of such costs and expenses.

         Section 9.4 Specific Performance. The Seller and the Purchaser each acknowledge and agree that the breach of this Agreement would cause irreparable damage to the other party, and that the other party will not have an adequate remedy at law. In the event of such breach, therefore, the respective obligations of the Seller and the Purchaser under this Agreement, including, without limitation, the Seller's obligation to sell the Shares to the Purchaser, shall be enforceable by a decree of specific performance issued by any court of competent jurisdiction, and appropriate injunctive relief may be applied for and granted in connection therewith. Such remedies shall, however, be cumulative and not exclusive and shall be in addition to any other remedies which any party may have under this Agreement or otherwise.

         Section 9.5 Further Assurances. The Seller and the Purchaser each agrees to execute and deliver such other documents or agreements and to take such other action as may be reasonably necessary or desirable for the implementation of this Agreement and the consummation of the transactions contemplated hereby.

         Section 9.6 Entire Agreement; Amendments and Waivers. This Agreement (including the schedules and exhibits hereto) represents the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and can be amended, supplemented or changed, and any provision hereof can be waived, only by written instrument making specific reference to this Agreement signed by the party against whom enforcement of any such amendment, supplement, modification or waiver is sought. No action taken pursuant to this Agreement, including without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained herein. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

         Section 9.7 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE WHOLLY PERFORMED IN SUCH STATE WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK.

         Section 9.8 Dispute Resolution.

              (a) Any dispute, claim or controversy arising out of or relating to this Agreement, or the interpretation or breach thereof, shall be referred to arbitration under the rules of the American Arbitration Association, to the extent such rules are not inconsistent with this Section 9.8. Judgment upon the award of the arbitrator may be entered in any court having jurisdiction thereof or such court may be asked to judicially confirm the award and order its enforcement, as the case may be. The demand for arbitration shall be made within a reasonable time after the claim, dispute or other matter in question has arisen, and in any event shall not be made after the date when institution of legal or equitable proceedings, based on such claim, dispute or other matter in question, would be barred by the applicable statute of limitations.

              (b) The arbitration panel shall consist of three neutral arbitrators, one appointed by each of the parties and the third appointed by the two party-appointed arbitrators, in conformance with the rules of the American Arbitration Association. If the parties hereto are unable to agree on the appointment of any arbitrator, either party may petition the American Arbitration Association to make the appointment.

              (c) The place of arbitration shall be New York, New York.

         Section 9.9 Table of Contents and Headings. The table of contents and section headings of this Agreement are for reference purposes only and are to be given no effect in the construction or interpretation of this Agreement.

         Section 9.10 Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed given when delivered personally or mailed by certified mail, return receipt requested, to the parties (and shall also be transmitted by facsimile to the Persons receiving copies thereof) at the following addresses (or to such other address as a party may have specified by notice given to the other party pursuant to this provision):

         If to the Seller, to:

                  First Aviation Services, Inc.
                  15 Riverside Avenue
                  Westport, CT  06880-4124
                  Attention: Aaron Hollander
                  Telephone:  (203) 291-7705
                  Facsimile:  (203) 291-7730

         With copies to:

                  First Aviation Services, Inc.
                  15 Riverside Avenue
                  Westport, CT  06880-4124
                  Attention: John A. Marsalisi
                  Telephone:  (203) 291-7705
                  Facsimile:  (203) 291-7730

                  and to:

                  Weil, Gotshal & Manges LLP
                  Attention: Frederick S.  Green, Esq.
                  767 Fifth Avenue
                  New York, NY  10153
                  Telephone:  (212) 310-8000
                  Facsimile:  (212) 310-8007

         If to the Purchaser, to:

                  Rolls-Royce North America Inc.
                  Attention: Thomas P. Dale, Esq.
                  1191 Freedom Drive
                  Reston, VA  20190-5602
                  Telephone:  (703) 834-1700
                  Facsimile:  (703) 834-5629

         With a copy to:

                  Winthrop, Stimson, Putnam & Roberts
                  Attention: Christopher R. Wall, Esq.
                  One Battery Park Plaza
                  New York, NY 10004-1490
                  Telephone:  (212) 858-1000
                  Facsimile:  (212) 858-1500

         Section 9.11 Severability. If any provision of this Agreement is invalid or unenforceable, the balance of this Agreement shall remain in effect.

         Section 9.12 Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. Nothing in this Agreement shall create or be deemed to create any third party beneficiary rights in any person or entity not a party to this Agreement except as provided below. No assignment of this Agreement or of any rights or obligations hereunder may be made by the Seller, any of its Subsidiaries or the Purchaser (by operation of law or otherwise) without the prior written consent of the other parties hereto and any attempted assignment without the required consents shall be void; provided, however, that the Purchaser may assign this Agreement and any or all rights or obligations hereunder (including, without limitation, the Purchaser's rights to purchase the Shares and the Purchaser's rights to seek indemnification hereunder) to any Affiliate of the Purchaser. Upon any such permitted assignment, the references in this Agreement to the Purchaser shall also apply to any such assignee unless the context otherwise requires.

         Section 9.13 Construction. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

         Section 9.14 Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.


                         [SIGNATURES BEGIN ON NEXT PAGE]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first written above.

                                ROLLS-ROYCE NORTH AMERICA INC.


                                By:      /s/ James M. Guyette
                                      ----------------------------
                                      Name:  James M. Guyette
                                      Title: President and CEO


                                FIRST AVIATION SERVICES, INC.


                                By:     /s/  John A. Marsalisi
                                      -----------------------------
                                      Name:  John A. Marsalisi
                                      Title: Vice President and CFO